UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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NBT Bancorp Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

NBT Bancorp Inc. (“NBT”) will hold an annual meeting of shareholders at the DoubleTree by Hilton Hotel, 225 Water Street, Binghamton, New York 13901 on May 22, 2018 at 10:00 a.m. local time for the following purposes:

1.	To elect thirteen directors each for a one-year term (Proposal 1);

2.
To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and other related tables and narrative discussion (“Say on Pay”) (Proposal 2);

3.	To approve the NBT 2018 Omnibus Incentive Plan (Proposal 3);

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 4); and

5.	To transact such other business as may properly come before the NBT annual meeting.

We have fixed the close of business on March 29, 2018 as the record date for determining those shareholders of NBT entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of and to vote at the NBT annual meeting.

By Order of the Board of Directors of
NBT Bancorp Inc.

/s/ Martin A. Dietrich
Martin A. Dietrich
Chairman of the Board

Norwich, New York
April 6, 2018

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE VIA THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET ADDRESS LISTED ON THE PROXY CARD. YOU MAY REVOKE ANY PROXY GIVEN IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2018: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our 2017 Annual Report are available free of charge on our website at www.nbtbancorp.com/bncp/proxy.html.

NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 22, 2018

This proxy statement and accompanying proxy card are being sent to the shareholders of NBT Bancorp Inc. (“NBT” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2018 annual meeting of shareholders. This proxy statement, together with the enclosed proxy card, is being mailed to shareholders on or about April 6, 2018.

When and Where the NBT Annual Meeting Will Be Held

We will hold our annual meeting of shareholders at the DoubleTree by Hilton Hotel, 225 Water Street, Binghamton, New York 13901 on May 22, 2018 at 10:00 a.m. local time.

What Will Be Voted on at the NBT Annual Meeting

At our annual meeting, our shareholders will be asked to consider and vote upon the following proposals:

•	To elect thirteen directors each for a one-year term (Proposal 1);

•
To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and other related tables and narrative discussion (“Say on Pay”) (Proposal 2);

•	To approve the NBT 2018 Omnibus Incentive Plan (Proposal 3);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 4); and

•	To transact such other business as may properly come before the NBT annual meeting.

We may take action on the above matters at our annual meeting on May 22, 2018, or on any later date to which the annual meeting is postponed or adjourned.

We are unaware of other matters to be voted on at our annual meeting. If other matters do properly come before our annual meeting, including consideration of a motion to adjourn the annual meeting to another time and/or place for the purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of our Board.

Shareholders Entitled to Vote

We have set March 29, 2018, as the record date to determine which of our shareholders will be entitled to vote at our annual meeting. Only those shareholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our annual meeting. As of March 29, 2018, there were 43,615,653 outstanding shares of our common stock held by holders of record. Each of our shareholders on the record date is entitled to one vote per share.

Quorum Requirement

The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

Vote Required to Approve the Proposals

Assuming the presence of a quorum at the annual meeting, the voting requirements for the matters presented are as follows:

•	For a nominee to be elected as a director, more votes must be cast FOR the nominee than AGAINST (Proposal 1).

•
The affirmative vote of a majority of the shares of common stock represented at our annual meeting, either in person or by proxy, and entitled to vote thereon is required to approve the Say on Pay Proposal, to approve and adopt the NBT Bancorp Inc. 2018 Omnibus Incentive Plan and to ratify the appointment of our independent registered public accounting firm.

Our Board urges our shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope or vote via the Internet or by telephone.

Effect of Abstentions and Broker Non-Votes

For the purpose of the Say on Pay Proposal, approval of the 2018 Omnibus Plan and the ratification of the appointment of our independent registered public accounting firm, abstentions will have the effect of a vote against the proposal. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on “routine” matters. Proposals 1, 2 and 3 are considered “non-routine” and Proposal 4 is considered “routine” under the applicable rules. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting and will therefore have no effect on the outcome of the voting on any matter presented at the annual meeting.

Voting Your Shares

Our Board is soliciting proxies from our shareholders. This will give you an opportunity to vote at our annual meeting without having to attend. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a shareholder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named persons will vote the shares represented by your proxy:

•	FOR electing thirteen persons nominated by our Board as directors (Proposal 1);

•	FOR approving on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal 2);

•	FOR approving the 2018 Omnibus Incentive Plan (Proposal 3); and

•	FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4).

If any other matters are properly brought before the annual meeting, the persons named in the proxy will vote the shares represented by such proxy or such matters as determined by a majority of the board of directors.

If you are a shareholder whose shares are registered in your name, you may vote your shares by using one of the following four methods:

Via the Internet. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 p.m. local time on May 21, 2018. Internet voting procedures are designed to authenticate shareholders by using the individual control number on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

Telephone. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. local time on May 21, 2018. Telephone voting procedures are designed to authenticate shareholders by using the individual control number on your proxy card. If you vote by telephone, you do not need to return your proxy card.

In person. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. Attendance at the annual meeting will not by itself be sufficient to vote your shares; you still must complete and submit a ballot at the annual meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of elections with your ballot.

Changing Your Vote

Any NBT shareholder of record giving a proxy may revoke the proxy in one or more of the following ways:

•	Delivering a written notice of revocation to the Corporate Secretary of NBT bearing a later date than the proxy;
•	Submitting a later-dated proxy by mail, telephone or via the Internet; or
•	Appearing in person and submitting a later-dated proxy or voting at the annual meeting.

Attendance at the annual meeting will not by itself constitute a revocation of a proxy; to revoke your proxy, you must complete and submit a ballot at the annual meeting or submit a later-dated proxy.

You should send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: F. Sheldon Prentice, Esq., Executive Vice President, General Counsel and Corporate Secretary, or hand deliver the notice of revocation or subsequent proxy to the Corporate Secretary at or before the taking of the vote at the annual meeting. Any later-dated proxy submitted by telephone or via the Internet must be submitted prior to 11:59 p.m. on May 21, 2018.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

Solicitation of Proxies and Costs

We will bear our own costs of soliciting of proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our shareholders by directors, officers and employees acting on our behalf in person or by telephone, facsimile or other appropriate means of communications. We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation. We have also engaged D.F. King & Co. to solicit proxies for an estimated fee of $8,500, plus reasonable expenses. You may direct any questions or requests for assistance regarding this proxy statement to F. Sheldon Prentice, Corporate Secretary, by telephone at (607) 337-6530 or by email at sprentice@nbtbci.com or to D.F. King & Co., our proxy solicitor, by telephone at (800) 755-7250.

Annual Report

A copy of our 2017 Annual Report accompanies this Proxy Statement. NBT is required to file an annual report on Form 10-K for its 2017 fiscal year with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to: NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Chief Financial Officer, Michael J. Chewens. Our annual report on Form 10-K is available on our website www.nbtbancorp.com.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET USING THE TELEPHONE NUMBER OR THE INTERNET ADDRESS ON YOUR PROXY CARD.

PROPOSAL 1	ELECTION OF DIRECTORS

The Company elects all directors annually. Therefore, all thirteen directors are standing for election at the 2018 annual meeting.

The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR the election of the aforementioned nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve. Our Board currently believes that each nominee will stand for election and will serve if elected as a director. Assuming the presence of a quorum at the annual meeting, in order for each of the thirteen director nominees to be elected, more votes must be cast FOR the director nominee than AGAINST (Proposal 1). A director who fails to receive more votes FOR his or her election than AGAINST will tender his or her resignation to the Board of Directors for consideration, and our Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider the recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results.

Information as to Nominees

Information regarding the nominees continuing in office is provided below. Each biography contains information regarding each person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director at the time of filing of this proxy statement. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each director’s biography is as of December 31, 2017. There are no family relationships among the directors or executives. All nominees are currently members of the board of directors of NBT Bank, N.A. (“NBT Bank”).

Board Nominees for 2018

John H. Watt Jr., 59, serves as the President and Chief Executive Officer (“CEO”) of the Company effective December 19, 2016. Prior to that, Mr. Watt was an Executive Vice President and joined the Company’s executive management team in 2015. He joined the Company and NBT Bank in 2014. Mr. Watt provided executive leadership for key functions, including commercial and consumer lending, credit administration and marketing. Mr. Watt became a director of NBT and NBT Bank in December 2016. Mr. Watt also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company. Mr. Watt has over thirty years of experience in the financial services industry. Prior to joining the Company, he was executive vice president of commercial banking, investment management and bank operations at Alliance Bank, N.A. He was also a member of the board of directors for Alliance Bank and Alliance Financial Corporation, which merged with the Company in 2013. Previously, he was employed by JP Morgan Chase and its predecessors. Mr. Watt has served on numerous community-oriented boards in upstate New York, most recently on the finance committee of the Foundation of The Episcopal Diocese of Central New York, the finance committee of the Allyn Foundation and as President of the board of On Point for College in Syracuse, NY. He is a graduate of Rutgers University with a bachelor’s degree in political science and earned his Juris Doctor from The National Law Center at George Washington University. Mr. Watt’s past experience and current leadership as President and CEO of NBT and NBT Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

Martin A. Dietrich, 62, served as the President and Chief Executive Officer of the Company and NBT Bank from January 2004 to December 19, 2016. Prior to that, Mr. Dietrich was President and Chief Operating Officer of NBT Bank from September 1999 to December 2003. He is currently a director of Preferred Mutual Insurance Company, New York Bankers Association, and Norwich Building Tomorrow Foundation Inc. Mr. Dietrich has been a director of NBT Bank since 2003, and NBT since 2005. Mr. Dietrich became Chairman of NBT and NBT Bank Boards in May 2016. Mr. Dietrich also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company. Mr. Dietrich’s past leadership as President and Chief Executive Officer of NBT and NBT Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

Patricia T. Civil, 68, served as the Managing Partner of PricewaterhouseCoopers LLP in Syracuse, NY from 1992 until her retirement in 2002. Ms. Civil has been a director of NBT and NBT Bank since 2003. Ms. Civil served as director for Anaran Inc. from December 2007 until its sale to a private equity firm in 2014 and for SRC Inc. from 2006 to 2015. She is currently a director of New York Central Mutual Fire Insurance Company. As a Certified Public Accountant specializing in banking and financial services, Ms. Civil provides the Board with extensive experience in corporate finance and accounting and serves as the Chair of the Audit and Risk Management Committee. In addition to her accounting background, Ms. Civil’s service as the Managing Partner of the Syracuse, NY office of her accounting firm brings strong executive experience to the Board, and her recent service on the board of another public company provides the Board with additional corporate governance expertise.

Timothy E. Delaney, 55, is the President of the Wesson Group LLC. Mr. Delaney is Founder and former President of The Delaney Group, Inc. and is a former Executive Vice President of its successor company, Tetra Tech Construction, Inc. and President of Tetra Tech Canada Construction. Together, these companies make up the North American Renewable Construction division of Tetra Tech, Inc. (NASDAQ: TTEK), a public company, and they are principally engaged in energy related heavy civil engineering and construction since 1982. Mr. Delaney has been a director of NBT since January 2011 and has been a director of NBT Bank since 2006. Mr. Delaney’s experience as a business owner in NBT’s market area and experience as an NBT Bank director provides the Board with insight into the needs of NBT’s customers, executive management and insight into NBT’s challenges, opportunities and operations.

James H. Douglas, 66, is the former Governor of Vermont, a position he held for four, two-year terms, starting in 2002 and ending in 2010. Mr. Douglas has been a director of NBT and NBT Bank since January 2011. Mr. Douglas also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company. Mr. Douglas served the people of Vermont for more than 35 years, having been elected to the Vermont House of Representatives after graduating from Middlebury College in 1972. Mr. Douglas was elected Secretary of State in 1980, a position he held until 1992. He was then elected as State Treasurer in 1994, a position he held until his election as Governor. Outside of government, Mr. Douglas is an executive in residence at Middlebury College and has been active in numerous community organizations. In addition, he is a director for National Life Group and National Life Insurance Company, as well as a director for Union Mutual of Vermont. Mr. Douglas’ experience in state politics provides the Board with insight into one of NBT’s newer market areas. Mr. Douglas also brings executive management and governance experience from his previous positions to the Board. Further, the skills he developed as State Treasurer provide the Board with additional finance experience.

Andrew S. Kowalczyk III, 60, is an attorney and partner at Kowalczyk & Deery, LLP in Utica, New York. His practice focuses on banking, business law and real estate. He was admitted to the New York State Bar in 1983. Mr. Kowalczyk is a graduate of St. Lawrence University and Albany Law School. He is a member of the Oneida County Bar Association, the New York State Bar Association and the American Bar Association. He served on the NBT Bank Advisory Board from 2006 through 2010. He was appointed to NBT Bank’s board in October 2010 and NBT’s board in May 2016. Mr. Kowalczyk brings leadership experience, legal technical expertise and Utica area market knowledge.

John C. Mitchell, 67, was formerly President and Chief Executive Officer of I.L. Richer Co., an agricultural business, from 1979 to 2008. He is currently a director of Preferred Mutual Insurance Company, Delaware Otsego Corporation and has been a director of NBT Bank and NBT since 1993 and 1994, respectively. Mr. Mitchell’s over twenty years of service on NBT’s Board provides him with a seasoned view of NBT’s operations and challenges. He has a strong corporate governance background due to his service on other corporate boards, the Nominating and Corporate Governance Committee and his role as Chairman of the Compensation and Benefits Committee.

V. Daniel Robinson II, 61, has served on the Board of Directors of New York Central Mutual Fire Insurance Company since 1986 and was appointed as President and Chief Executive Officer in 2002. He also serves as President, Chief Executive Officer and a board member of automobile insurer A. Central Insurance Company, a subsidiary of New York Central Mutual Fire Insurance Company since 1999. He serves as director and president of A.F. Stager Independent Adjustors, since 1991 and 2018, respectively. He is a member of the Excellus BlueCross BlueShield Board of Directors and the Utica College Advisory board since 2014 and 2006, respectively. He has served on the Board of A. O. Fox Hospital, an affiliate association with Bassett Health Care Network, from 2012 through July 2016 and continues his board membership with Basset Health Care Network. Mr. Robinson earned his bachelor’s degree in marketing from St. Bonaventure University. He was appointed to NBT Bank’s board in March 2008 and NBT’s board in May 2016. Mr. Robinson also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company.

Matthew J. Salanger, 62, was the longest-serving President and Chief Executive Officer of United Health Services, Inc. (“UHS”) having held the position from 2007-2017. He also served as President and Chief Executive Officer for UHS Hospitals, including UHS Binghamton General Hospital and UHS Wilson Medical Center from 1994-2017. Upon his retirement as President and Chief Executive Officer, Mr. Salanger continues to provide guidance to UHS in a Senior Strategic Advisor role and as a member of the UHS Board and Executive Committee. Mr. Salanger is a Fellow of the American College of Healthcare Executives, is a member of the Binghamton University Council, and recently completed his appointment by New York State Governor Paterson on the State’s Board of Examiners of Nursing Home Administrators. He earned his bachelor of arts degree at the University at Albany/SUNY and his master’s degree in hospital and health administration at Xavier University. He was appointed to NBT Bank’s board in January 2011 and NBT’s board in May 2016. Mr. Salanger brings executive leadership experience, board experience and knowledge of our Binghamton area market.

Joseph A. Santangelo, 65, is President and Chief Executive Officer of Arkell Hall Foundation Inc. Mr. Santangelo has been a director of NBT Bank and NBT since 1991 and 2000, respectively. Mr. Santangelo’s service on the Nominating and Corporate Governance Committee and past experience on the Compensation and Benefits Committee provides the Board with strong corporate governance and executive compensation experience. In addition, his seventeen plus years of service on the Board along with his considerable experience in operating one of the largest private foundations in the upstate NY region provides him with a seasoned view of NBT’s operations and the challenges facing NBT.

Lowell A. Seifter, 65, is Senior Vice President and General Counsel of St. Joseph’s Hospital Health Center in Syracuse, New York. He was a founding member of Green & Seifter Attorneys, PLLC, now known as Bousquet Holstein Attorneys, PLLC, where he practiced law from 1977 until 2011. From 2002 until 2006, Mr. Seifter was a member of the board of directors of Bridge Street Financial, Inc. and its banking subsidiary, Oswego County National Bank. From 2006 until the merger with NBT, Mr. Seifter served on the Board of Directors of Alliance Financial Corporation and its subsidiary Alliance Bank where he was Chairman of the Compensation Committee and member of the Governance, Business Development and Risk Committees. Mr. Seifter received a B.S. degree from Syracuse University, a Juris Doctor degree from Syracuse University College of Law and is a non-practicing certified public accountant. Mr. Seifter brings technical expertise, leadership experience, industry knowledge and an understanding of the Syracuse market area.

Robert A. Wadsworth, 68, was the Chief Executive Officer of Preferred Mutual Insurance Company from 1997 until his retirement in 2008. Mr. Wadsworth is currently the Chairman and a director of the board of Preferred Mutual Insurance Company. He is also a director of Preferred Services Corp., Preferred of New York Inc., and has been a director of NBT Bank and NBT since 2001 and 2006, respectively. Mr. Wadsworth’s service as the Chief Executive Officer of a corporation based in one of NBT’s communities brings to the Board strong executive experience and an understanding of the business and consumer needs of a community that NBT serves. His service on the boards of several insurance and financial services corporations provides the Board with additional insight into the financial services industry.

Jack H. Webb, 65, was the Chairman and Chief Executive Officer of Alliance Financial Corporation from January 2002 until March 2013 when the company merged with NBT at which time Mr. Webb became Executive Vice President of Strategic Support for NBT until May 2015. In March 2013, Mr. Webb also became a director of NBT and NBT Bank. Prior to the merger, he was also the President and Chief Executive Officer of Alliance Bank. He joined Alliance Financial Corporation in May 2000 after a 26-year career with Chase Manhattan Bank. He serves on the advisory board of CNY Lifetime Healthcare. Mr. Webb graduated from the Rochester Business Institute. His day to day leadership of Alliance Financial Corporation and Alliance Bank provides him with thorough knowledge of the financial services industry as well as NBT’s Syracuse market. Mr. Webb also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of all of its director nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 28, 2018 with respect to the beneficial ownership of the Company’s Common Stock by: (1) each director and nominee; (2) each executive officer named in the Summary Compensation Table; and (3) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below effectively exercises sole, or shared with spouse, voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

Directors, Nominees for Director and Named Executive Officers	Number of Shares Owned	Options Exercisable Within 60 Days (1)	Total Beneficial Ownership of NBT Bancorp Common Stock	Percent of Shares Outstanding
Patricia T. Civil	24,298	3,630	27,928	*
Timothy E. Delaney (2)	43,639	-	43,639	*
Martin A. Dietrich (3)	125,669	-	125,669	*
James H. Douglas	6,924	-	6,924	*
Andrew S. Kowalczyk III	3,910	-	3,910	*
John C. Mitchell	32,781	-	32,781	*
V. Daniel Robinson II (4)	597,749	-	597,749	1.37%
Matthew J. Salanger	18,756	-	18,756	*
Joseph A. Santangelo (5)	88,493	-	88,493	*
Lowell A. Seifter	44,391	-	44,391	*
Robert A. Wadsworth	14,826	-	14,826	*
Jack H. Webb	55,557	-	55,557	*
John H. Watt Jr.	43,029	-	43,029	*
Michael J. Chewens	51,351	-	51,351	*
Timothy L. Brenner	51,249	-	51,249	*
Sarah A. Halliday	2,296	-	2,296	*
Joseph R. Stagliano	64,501	5,500	70,001	*
Directors and Executive Officers as a Group (21 persons)	1,400,754	9,130	1,409,884	3.23%

(*)	Less than one percent.

(1)	Shares under option from the 2008 Omnibus Incentive Plan, which are exercisable within 60 days of February 28, 2018.

(2)	Includes 12,020 shares held by a trust for which Mr. Delaney has voting discretion.

(3)	Includes 7,429 shares held by a trust for which Mr. Dietrich has voting discretion.

(4)	Includes 587,558 shares held by NYCM of which Mr. Robinson is President and CEO.

(5)	Includes 71,689 shares held by Arkell Hall Foundation Inc. of which Mr. Santangelo is President and CEO and shares investment and voting powers with that foundation’s Board of Trustees.

BENEFICIAL OWNERSHIP OF PRINCIPAL HOLDERS OF VOTING SECURITIES OF NBT

The following table sets forth information as of February 28, 2018, except as indicated below, with respect to the beneficial ownership of common stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the common stock. As of February 28, 2018, the Company had 43,593,370 outstanding shares of common stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
BlackRock, Inc.	5,609,927	(2)	12.87%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	4,172,489	(3)	9.57%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to holdings of the Company’s common stock as of December 31, 2017. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company common stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 2018. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)
BlackRock, Inc. reported that it has sole dispositive power over 5,609,927 shares (12.88% of outstanding shares) and sole voting power over 5,505,557 shares (12.64% of outstanding shares) of Company common stock as of December 31, 2017.

(3)
The Vanguard Group, Inc. reported that it has sole dispositive and voting power over 4,123,404 shares and shared dispositive and voting power over 49,085 shares of NBT common stock as of December 31, 2017, or an aggregate of 9.58% of Company shares outstanding as of such date.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote sound and effective corporate governance.

Director Independence

Based on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on individual discussions with directors, the full Board has determined that all directors, excluding Messrs. Dietrich, Watt and Webb, meet the standards of independence set forth by the NASDAQ Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” found on page 42. Mr. Dietrich is not independent because he was formerly the President and Chief Executive Officer of the Company until his retirement in 2016. Mr. Watt is not independent because he is the current President and Chief Executive Officer of the Company. Mr. Webb is not independent because he was formerly the Executive Vice President of Strategic Support for the Company until his retirement in 2015.

The independent members of the Board meet at least twice annually in an executive session where non-independent directors and management are excused. Lead independent director John Mitchell, who serves as chairman of the Compensation and Benefits Committee, currently chairs these executive sessions.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Company’s Board of Directors. The Code of Business Conduct and Ethics is available at the Company’s website at www.nbtbancorp. com/bncp/corporategov.html .

Board Policy Regarding Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815. Any such communication must state the name of the shareholder and the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate. At each Board meeting, a member of management presents a summary of all communications received since the last meeting, if applicable, that were not forwarded and makes those communications available on request.

The Board’s Role in Risk Oversight

The Board of Directors, together with the Audit and Risk Management Committee, the Nominating and Corporate Governance Committee, and the Compensation and Benefits Committee coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the full Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, technology, internal controls, compliance, legal matters, and asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.

Board Leadership Structure

The Board of Directors does not have a policy on whether the same person may serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, Mr. Watt serves as the Chief Executive Officer of the Company, while Mr. Dietrich, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Watt to focus on the Company’s operations and strategy, while Mr. Dietrich, among other things, can provide leadership for the Board of Directors, set the agenda for meetings, and enable other directors to raise issues and concerns for Board consideration without immediately involving the Chief Executive Officer or other management. The Board of Directors believes it currently benefits from having a director, who is also a former executive officer of the Company, as its Chairman. Mr. Mitchell serves as the lead independent director providing an independent point of contact for the Board of Directors.

Director Attendance at Board Meetings and Annual Meetings

During 2017, the Board held nine meetings. Each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period that the individual served; and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. In addition, directors are expected to attend our annual meeting of shareholders. Twelve of our thirteen directors were in attendance at the 2017 annual meeting, and we expect that all directors will be present at the 2018 annual meeting.

Committees of the Board of Directors

Our Board has a number of standing committees, including a Nominating and Corporate Governance Committee, Audit and Risk Management Committee and Compensation and Benefits Committee. The Board has determined that all of the directors who serve on these committees are independent for purposes of NASDAQ Rule 5605 and that the members of the Audit and Risk Management Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). A table showing the members of each of these committees follows:

Director	Nominating and Corporate Governance	Audit and Risk Management	Compensation and Benefits
Patricia T. Civil	✓	Chair	✓
Timothy E. Delaney		✓	✓
James H. Douglas	Chair	✓
Andrew S. Kowalczyk III	✓	✓
John C. Mitchell	✓		Chair
V. Daniel Robinson II			✓
Matthew J. Salanger		✓	✓
Joseph A. Santangelo	✓
Lowell A. Seifter		✓	✓
Robert A. Wadsworth	✓	✓

A description of each of these committees follows:

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the Board of Directors, including (if applicable) shareholder nominations that comply with the notice procedures set forth by SEC rules and the Company’s Bylaws. The Committee also formulates our corporate governance guidelines and functions to insure successful development of management at the senior level and succession planning, as applicable. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html. This Committee met three times during 2017.

During the past several years, the Nominating and Corporate Governance Committee has engaged in a process to evaluate our corporate governance processes against current trends. To further this endeavor, changes were made to align our corporate governance process with current trends including having our board elected annually, adopting a majority vote standard for directors in uncontested election with a director resignation policy, prohibiting the pledging of Company shares and determining not to adopt a new poison pill following the expiration of the Company’s former poison pill in October 2014. In 2016, the Company made changes to NBT Bank’s board of directors so that the same directors serve on both the Company and Bank boards, in order to improve continuity, efficiency and agility.

The Board of Directors believes that it should be comprised of directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the shareholders. While the Board of Directors and Nominating and Corporate Governance Committee have no formal policy on board diversity, diversity is considered by the Nominating and Corporate Governance Committee in determining the qualification of and nominating persons for election to the Board of Directors.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. In addition, in accordance with the Company’s Bylaws:

•	Every director must be a citizen of the United States;
•	Each director must own $1,000 aggregate book value of the Company’s common stock (see ownership guidelines for continuing directors on page 26); and
•	No person shall serve as a director beyond the Company’s annual meeting following the date upon which he or she shall have attained the age of 72 years.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Committee also has the authority to retain any search firm to assist in the identification of director candidates. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to nominate director candidates, but only if such nominations are made pursuant to timely notice in writing to the CEO of NBT. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT at least 150 days prior to the one-year anniversary of the date immediately preceding the prior year’s annual meeting of shareholders. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 4 of the Company’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Article III, Section 4 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name and address of such person and (ii) the principal occupation or employment of such person; and (b) as to the shareholder giving notice (i) the name and address of such shareholder, (ii) the number of shares of the Company that will be voted for the proposed nominee by such shareholder (including shares to be voted by proxy) and (iii) the number of shares of the Company which are beneficially owned by such shareholder.

Audit and Risk Management Committee

The Audit and Risk Management Committee represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT’s consolidated financial statements, including monitoring accounting and financial reporting practices and financial information distributed to shareholders and the general public. The Audit and Risk Management Committee is also responsible for overseeing the Company’s compliance with legal and regulatory requirements and the performance of the Company’s Risk Management Division. Directors on our Audit and Risk Management Committee meet the expanded independence requirements of audit committee members. In addition, our Board of Directors has determined that Ms. Civil and Mr. Seifter are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K.

This Committee met five times in 2017. Responsibilities and duties of this Committee are discussed more fully in the Audit and Risk Management Committee Report on page 44 and in the Audit and Risk Management Committee’s charter, which is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html.

Compensation and Benefits Committee

All of the Company’s Compensation and Benefits Committee members are independent directors, as determined by the Board, and as such term is defined in the NASDAQ Marketplace Rules as they apply to the Company.

The Committee is responsible for the development, oversight and administration of the Company’s compensation program. The Committee works closely with the Company’s CEO and Executive Vice President of Human Resources to implement our compensation program. In addition, the Committee typically engages in executive sessions without Company management present.

The Committee regularly reviews our compensation practices and policies and recommends to the Board of Directors the compensation and benefits for the CEO, directors and executive management team, including the named executive officers. In making compensation recommendations to the Board of Directors for the named executive officers, the Committee relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chairman of the Board. The Committee generally determines the compensation for the named executive officers at its December meeting preceding the commencement of the fiscal year in which the compensation will be paid or earned, or in its January meeting of such fiscal year.

The CEO’s compensation reflects the Committee’s evaluation of his performance measured against the following criteria: (i) implementation of the Company’s short and long-term strategies; (ii) financial and operating performance; (iii) management development; (iv) customer service; and (v) leadership in positioning the Company to meet the significant operational and regulatory challenges of the evolving financial services industry. The Committee may use its discretion to deviate from or modify compensation policies and recommendations, but does so rarely, and typically, only in unusual circumstances.

The Committee also administers the Company’s Defined Benefit Pension Plan (“Pension Plan”), 401(k) & Employee Stock Ownership Plan (the “401(k) Plan & ESOP”), the directors’ and officers’ stock plans as well as the 2008 Omnibus Incentive Plan (the “Omnibus Plan”) and any future equity plans. Pursuant to the terms of the Company’s Omnibus Plan, the Committee may delegate its authority to grant awards to nonexecutive officers under such plan to a member of the Board and the Committee has granted such authority, within certain defined limits, to Mr. Watt. A charter that reflects these responsibilities and delegated authority, which the Committee and the Board periodically review and revise, governs the Committee. A copy of the charter is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html. The Committee met six times in 2017.

Policy on Recovery of Awards

Incentive Compensation Clawback Policy

In the event of a restatement of incorrect financial results, the Company’s Compensation and Benefits Committee (the “Committee”) will review all cash and equity incentive awards made under the Company’s Omnibus Plan that were paid or awarded to executive officers (within the meaning of Rule 3b-7 of the Exchange Act) for performance periods beginning on and after January 1, 2015, which occur during the restatement period. If any such awards would have been lower had the level of achievement of applicable financial performance goals been calculated based on such restated financial results, the Committee will, if it determines appropriate in its sole discretion, to the extent permitted by governing law, require the reimbursement of the incremental portion of the awards in excess of the awards that would have been paid based on the restated financial results.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with regard to any financial reporting requirement under applicable securities laws, the individuals subject to the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 and any other employee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.

 Equity Compensation Clawback Policy

The Committee may specify in an award that a grantee’s rights, payments, and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the grantee’s provision of services to the Company, violation of material Company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct by the grantee that is detrimental to the business or reputation of the Company. These provisions will generally be limited to a three year look-back from the occurrence of the event that gives rise to the forfeiture.

Director Compensation

A directors’ compensation analysis including a peer comparison was completed in 2017. The goal of the study was to evaluate our director compensation against our peer group to ensure the Company’s compensation practices for our directors is consistent with banks our size and within our similar markets. The analysis revealed that both director cash and equity retainers as well as meeting fees were below peer median. In addition, committee chair fees were also below peer median. The peer group used in the director compensation analysis was consistent with the methodology outlined on page 20. The last time the Company increased director’s fees and retainers was in 2011. Based on the analysis the following recommendations to director compensation were made:

•	Increase member cash retainer from $25,000 to $40,000
•	Increase board chairman and member equity retainer from $21,000 to $25,000
•	Increase per meeting fee from $1,000 to $1,250
•	Increase Audit and Risk Committee Chairman retainer from $10,000 to $15,000
•	Increase all other committee chairmen retainer from $5,000 to $10,000
•	Increase per committee meeting fees from $800 to $1,000

Set forth below is the fee schedule for non-executive directors as of December 31, 2017:

	Cash	Restricted Stock Units
Annual Retainer Fees
Chair:
NBT Bancorp Inc. Board	$50,000	$12,500
NBT Bank, N.A. Board	$50,000	$12,500
Audit and Risk Management Committee	$15,000	$-
All Other Committees	$10,000	$-
Affiliate Board	$2,500	$-
Member:
NBT Bancorp Inc. Board	$20,000	$12,500
NBT Bank, N.A. Board	$20,000	$12,500
Fee per Board Meeting	$1,250	$-
Fee per Committee Meeting	$1,000	$-

The restricted stock unit awards in 2017 were issued pursuant to the Omnibus Plan. The restricted stock units awarded to the non-employee directors vest one-third annually beginning on the first anniversary of the grant date.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Awards ($) (1) (2) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Patricia T. Civil	83,350	23,781	854	2,232	110,217
Timothy E. Delaney	64,750	23,781	12,025	614	101,170
Martin A. Dietrich	151,000	29,775	-	563,166	743,941
James H. Douglas	76,600	23,781	-	-	100,381
Andrew S. Kowalczyk III	67,832	30,284	255	-	98,371
John C. Mitchell	77,550	23,781	-	5,437	106,768
Michael M. Murphy (6)	8,850	-	-	1,956	10,806
V. Daniel Robinson II	66,082	30,284	-	-	96,366
Matthew J. Salanger	68,832	30,284	-	-	99,116
Joseph A. Santangelo	79,150	23,781	2,246	5,337	110,514
Lowell A. Seifter	69,900	23,781	39,069	10,536	143,286
Robert A. Wadsworth	65,150	23,781	13,873	1,181	103,985
Jack H. Webb	70,300	23,781	-	-	94,081

(1)	Includes all fees earned during the fiscal year whether such fees were paid currently or deferred.

(2)
The amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The director restricted stock unit awards granted for fiscal year ending December 31, 2017, were issued as of May 23, 2017, and the per share fair market value was $34.87. Upon appointment to the Company’s board, Messrs. Kowalczyk, Robinson and Salanger each received a pro-rata restricted stock unit award granted on January 3, 2017, and the per share fair market value was $40.14. Mr. Dietrich received a pro-rata restricted stock unit award granted on February 3, 2017, and the per share fair market value was $38.67. Assumptions used in the calculation of these amounts are materially consistent with those that are included in footnote 14 to the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K.

(3)	The aggregate number of outstanding awards as of December 31, 2017, is as follows (Ms. Civil has 1,500 unexercisable options related to reloads as of such date):

Name	Unvested Stock Units	Options Exercisable
Patricia T. Civil	1,471	2,130
Timothy E. Delaney	1,471	-
Martin A. Dietrich	837	-
James H. Douglas	1,471	-
Andrew S. Kowalczyk III	844	-
John C. Mitchell	1,471	-
V. Daniel Robinson II	844	-
Matthew J. Salanger	844	-
Joseph A. Santangelo	1,471	-
Lowell A. Seifter	1,471	-
Robert A. Wadsworth	1,471	1,625
Jack H. Webb	1,471	-

(4)
Figures in the change in pension value and nonqualified deferred compensation earnings represent earnings for the fiscal year ending December 31, 2017, on deferred directors’ fees under a nonqualified deferred compensation plan.

(5)
All other compensation includes: cash dividends received on restricted stock and deferred stock granted pursuant to the Non-Employee Directors’ Restricted and Deferred Stock Plan and the Omnibus Plan for all non-employee directors totaling $13,075; health and/or dental/vision insurance offered through the Company for three active Directors as part of legacy director benefit plans no longer offered, the Company’s associated premium costs totaled $4,469. Mr. Seifter’s compensation includes dividends paid through the Alliance Financial Corporation Deferred Compensation Plan. Mr. Dietrich’s other compensation includes amounts earned as an employee of NBT Bancorp Inc. prior to retirement as follows: $175,385 in salary, $327,732 of equity compensation representing the grant date fair value of the awards granted, $42,075 for the fair value of the vehicle transferred to him upon retirement, $6,138 of matching contributions to the 401(k) Plan and ESOP, $8,835 in health and life insurance premiums and $3,001 for the value of split dollar life insurance premiums paid.

(6)	Mr. Murphy retired as a director upon the expiration of his term at the 2017 annual meeting.

Named Executive Officers of NBT Bancorp Inc.

The following table sets forth certain information for the Named Executive Officers (“NEOs”) of NBT Bancorp Inc.

Name	Age at December 31, 2017	Positions Held with NBT and NBT Bank
John H. Watt Jr.	59	President and Chief Executive Officer
Michael J. Chewens	56	Senior Executive Vice President and Chief Financial Officer
Timothy L. Brenner	61	Executive Vice President and President of Wealth Management
Joseph R. Stagliano	49	Executive Vice President, Operations and Retail Banking
Sarah A. Halliday	47	Executive Vice President and President of Commercial Banking

Biographical information regarding the NEOs is set forth below. Information regarding Mr. Watt can be found under the section Board Nominees for 2018 found on page 4.

Michael J. Chewens, has been Senior Executive Vice President and Chief Financial Officer of NBT and NBT Bank since January 2002. Mr. Chewens was Executive Vice President and Chief Financial Officer of same from 1999 to 2001. He joined NBT’s Executive Management Team in 1995 as Senior Vice President and head of the Risk Management Division. Mr. Chewens began his career at NBT Bank in 1994, after gaining ten years of experience in accounting and auditing with KPMG. He was also Corporate Secretary of NBT and NBT Bank from December 2000 to April 2010. Mr. Chewens also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company. Mr. Chewens has over thirty years of experience in accounting and finance. Mr. Chewens graduated from the State University of New York at Oswego with a bachelor’s degree in accounting. He earned an MBA from Syracuse University. Mr. Chewens is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Chewens is also an adjunct professor for the Martin J. Whitman School of Management at Syracuse University.

Timothy L. Brenner, has been Executive Vice President for NBT and President of Wealth Management for NBT Bank since March 2012. He is responsible for developing the company’s wealth management strategies and overseeing the trust, investment and retirement services lines of business, which includes NBT’s 401(k) plan recordkeeping firm, EPIC Advisors, Inc. In 2016, his role was expanded to include oversight of all non-bank lines of business, including NBT Insurance Agency, LLC. Mr. Brenner has over thirty years of experience in the financial services industry. Mr. Brenner also serves on the NBT Financial Services, Inc. Board which is an affiliate board of the Company. Prior to joining NBT, Mr. Brenner was employed at M&T Bank as Senior Vice President of the M&T Investment Group. In this role, he managed the multi-state Institutional Services Division. Previously, Brenner led M&T’s Private Client Services Division. He was also President of the MTB Funds and M&T Life Insurance Company. Prior to that, he was a partner at Vivacqua and Company, an independent financial services and insurance agency. Mr. Brenner earned his bachelor’s degree from Kalamazoo College in Kalamazoo, MI, and his master’s degree in education from John Carroll University in Cleveland, OH.

Joseph R. Stagliano, has been Executive Vice President, Operations and Retail Banking for NBT since January 2016. Since his appointment in 2016, the Consumer Lending and Marketing divisions were also added to his responsibilities. He was promoted to Chief Information Officer and joined NBT’s Executive Management Team in 2006. Mr. Stagliano joined NBT in 1999 and has held a number of leadership positions in Operations, including Director of Information Technology. Mr. Stagliano has over twenty-five years of experience in the financial services industry. Prior to joining the Company, Mr. Stagliano was employed by MetLife and advanced to leadership roles in customer service and call center management during his tenure there. Mr. Stagliano holds a Bachelor’s Degree in business and public management from SUNY Polytechnic Institute, formerly the State University of New York Institute of Technology in Utica. His community activities include serving as a member of the board of education for the Norwich City School District.

Sarah A. Halliday, has been Executive Vice President and President of Commercial Banking with responsibility for NBT’s Commercial Banking Division since she joined the Company in January 2017. She has more than twenty-five years of experience in banking and commercial lending. Prior to joining the Company, she was employed at M&T Bank as Capital Region Market President. Prior to joining M&T in 2005, Ms. Halliday worked for the New York Business Development Corporation for 11 years as Vice President and Loan Officer. She started her career with Fleet Bank. Ms. Halliday earned her Bachelor of Arts degree from Colgate University, graduating with honors in Economics. She is involved in several community and professional organizations, including the Capital Region Sponsor a Scholar, Junior Achievement of Northeastern New York, the foundation for the St. Anne Institute and Rensselaer Polytechnic Institute’s Athletic Council.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers must, under Section 16(a) of the Exchange Act, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of our securities. Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2017 all Section 16(a) filing requirements applicable to NBT’s officers and directors were complied with on a timely basis with the exception of two transactions reported each in a late filing for Mr. Kowalczyk and Mr. Webb.

COMPENSATION DISCUSSION AND ANLYSIS

This section discusses the Company’s executive compensation philosophy, guidelines and programs, and the material factors affecting the Company’s decisions regarding the compensation of its named executive officers (“NEOs”). This information is presented to give our shareholders a clear and comprehensive picture of the Company’s executive compensation program, and its individual components. It also describes the process followed by the Compensation and Benefits Committee (the “Committee”) for making compensation decisions, as well as its rationale for specific decisions related to 2017. The NEOs for 2017 are:

•	John H. Watt Jr., President and Chief Executive Officer (“CEO”)
•	Michael J. Chewens, Senior Executive Vice President and Chief Financial Officer (“CFO”)
•	Timothy L. Brenner, Executive Vice President and President of Wealth Management
•	Joseph R. Stagliano, Executive Vice President, Operations and Retail Banking
•	Sarah A. Halliday, Executive Vice President and President of Commercial Banking

Executive Summary

The Company has a strong pay for performance culture. Our executive compensation programs are designed to reward the NEOs for making decisions that lead to consistent financial performance and value creation for our shareholders. In 2017, the Company achieved record earnings. As a result, the NEO’s achieved 100% of their targeted opportunity under the annual Executive Incentive Compensation Plan (“EICP”) and 125.0% of their targeted opportunity in performance-vesting stock awards in the first year of the performance period.

2017 Business Highlights

We achieved our highest level of net income and diluted earnings per share in the Company’s 161 year history. The following highlights improved performance from 2016:

•	Diluted earnings per share was $1.97* increasing 9.4%.
•	Net income was up 10.4%* from 2016.
•	Net interest margin expanded by 4 basis points to 3.47%.
•	Loan growth continued to be strong, increasing 6.2%.
•	Average demand deposits grew 8.4%.

* These results for 2017 exclude the $4.4 million one-time noncash charge related to the enactment of the Tax Cuts and Jobs Act (“Tax Reform”) as the Committee’s assessment of 2017 incentive compensation relative to Company performance did not include the impact of Tax Reform.

Below is a summary of key financial metrics. Refer to “Pay for Performance” on page 20 for a summary of our pay for performance analysis.

Performance Metric	2017
Net Income ($ Millions)	$86.6
Diluted earnings per share (“EPS”) (1)	$1.97
Return on Average Assets (“ROAA”) (1)	0.96%
Return on Average Tangible Equity (“ROATE”) (1)	13.48%
Loan Growth	6.2%
Demand Deposit Growth	8.4%
NonPerforming Assets (“NPA”) to Total Assets	0.39%

(1) Non-GAAP measures adjust GAAP measures to exclude the $4.4 million charge related to Tax Reform and also for ROATE the effects of acquisition related intangible amortization expense on equity.

Say-on-Pay Results

We continue to be focused on aligning our compensation plans with our business objectives, performance, shareholder interests, and the practices of our peers. We considered the 95.5% non-binding advisory basis approval of the executive compensation of our NEOs by our shareholders at the annual meeting on May 23, 2017 and also have considered feedback from shareholders and commentary received from proxy advisory groups and independent compensation consultants to evaluate our compensation practices. We considered the 95.5% approval rating of the executive compensation of our NEOs as strong endorsement of our compensation programs.

Compensation Governance

The Company instituted and maintained policies and practices that promote strong compensation governance:

•	Link a significant portion of compensation to performance through the use of short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability.
•	Employ a variety of performance metrics to deter excessive risk-taking by eliminating any incentive focus on a single performance goal.
•	Build in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance or leading indicators of future financial results.
•	Use equity incentives to promote total return to stockholders, long-term performance and executive retention.
•	Conduct annual incentive risk reviews to ensure that our compensation programs do not promote imprudent behaviors or excessive risk-taking.
•	Engage an independent compensation consultant who advises and reports directly to the Compensation Committee.
•	Prohibit hedging and pledging of company stock.
•	Require meaningful stock ownership from our executive officers. Our CEO and other NEOs have a requirement of three times and one and half times their base salaries, respectively.
•
In the event the Company restates its financial results, our incentive compensation clawback policy allows our Board to recoup any excess incentive compensation paid to our NEOs upon which an award is based due to fraud, intentional misconduct or gross negligence.

What Guides Our Program

Compensation Philosophy

The ultimate goal of our executive compensation philosophy is to create long-term shareholder value by rewarding performance that furthers the strategic goals and growth of the Company. At the same time, the Committee seeks to maintain an executive compensation program that is competitive with comparably-sized financial institutions. The Committee regularly reviews the compensation components in order to ensure that the NEOs compensation remains competitive and aligned with Company performance.

The primary objectives of the Company’s executive compensation program are to:

•	Attract and retain talented senior executives;
•	Align executive compensation with our overall business strategies, values, and shareholder interests; and
•	Motivate senior executives by rewarding them for outstanding corporate and individual performance.

The following guiding principles are at the core of the Company’s executive compensation program. Executive compensation should be:

•	Closely aligned with both short-term and long-term shareholder interests;
•	Appropriately balanced to reflect performance related to the achievement of corporate and individual goals;
•	Designed to encourage senior executives to build and maintain significant equity investments in the Company; and
•	Determined by a committee composed entirely of independent directors having sufficient resources to do its job, including access to independent, qualified experts.

The Principal Elements of Pay: Total Direct Compensation (“TDC”)

To encourage our NEOs to execute our business plan and create shareholder value, we seek to align each executive’s compensation with our short-term and long-term financial goals. We focus on TDC, which is the sum of base salary, short-term incentives and long-term equity-based incentives. Our TDC is weighted heavily toward results, with a substantial portion of direct total compensation “at risk.” The following table shows the principal components of TDC, each one contributing to the accomplishment of our compensation program goals:

Compensation Component	Description	Purpose
Base Salary	Pay to recognize executive’s role, responsibilities, skills, experience, individual achievements and NBT performance.	To provide competitive and fair fixed compensation.
Executive Incentive Compensation Plan (a component of the 2008 Omnibus Incentive Plan)	Annual cash rewards for achievement of pre-determined level of EPS, ROAA and individual goals.
To provide market competitive compensation.

To motivate and reward executives for achieving annual Company, department and individual goals which support our long-term strategic plan.

To encourage executives to make a significant personal contribution to the Company’s success.

Equity Awards Under the 2008 Omnibus Incentive Plan
Performance-based restricted stock units earned over a designated performance period and subject to Company performance.

Time-vesting restricted stock units granted based on individual performance and earned over a designated time-period.

Performance-based and retention awards have an individual performance measure that allows for negative discretion based on NEOs individual performance.

To strengthen pay for performance relationship by increasing the weighting of performance-based equity compensation.

To align executives with long-term interests of the Company and shareholders, provide reward for superior performance, encourage stock ownership and enhance our ability to retain our top talent.

Our ability to attract and retain exceptional leadership team is also dependent on having a full complement of compensation tools available to us and the flexibility to use them. This includes retirement and other limited benefits and perquisites, as well as the ability to leverage employment, change of control and severance agreements:

Compensation Component	Description	Purpose
Retirement Benefits
NEOs participate in Company-wide tax-qualified plans including: a defined benefit pension plan and a 401(k) Plan & ESOP.

Certain NEOs are eligible to receive a discretionary Company contribution to the deferred compensation plan based on Company and individual performance.

Certain NEOs participate in a SERP.
To provide market competitive and reasonable retirement benefits as well as financial security for retirement. To enhance Company’s ability to attract and retain the executives.
Perquisites and Other Personal Benefits	Benefits may include automobiles, life and disability insurance, long-term care insurance and club dues. Eligibility for each perquisite varies depending on the position of the NEO.	These benefits are intended to attract and retain superior executive employees and foster continuity in executive leadership.
Termination and Severance Pay	NEOs have employment agreements providing post-termination severance compensation under certain scenarios, including change in control.	Employment agreements assist in attracting and retaining the NEOs and minimize the impact on executives when exploring or executing strategic change in control opportunities.

Setting Executive Compensation

The Role of the Committee. The Committee operates under a written charter that establishes its responsibilities. A copy of the Committee Charter can be found on the Company’s website at www.nbtbancorp.com. The Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of the Company compensation program. The charter gives the Committee the sole responsibility for determining the compensation of the CEO based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

The Role of CEO. The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Compensation Committee. The Compensation Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all of the non-management members of the Board for discussion and final approval. The CEO, with input from the Compensation Committee’s independent compensation consultant, assists in setting compensation for the other NEOs.

The Role of the Independent Consultant. The Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. In 2017, the Committee retained the services of Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consulting firm, to perform a competitive assessment of the Company’s executive compensation programs. The annual executive compensation assessment includes, but is not limited to, an assessment of the Company’s compensation program compared to its peers, recommendations for total direct compensation opportunities (base salary, cash incentives and long-term incentives), an assessment of the Company’s financial performance relative to its peers, and a review of the alignment of pay and performance. The assessments provide the Committee with a broad array of information from which to evaluate the effectiveness of its compensation programs and serve as a foundation for compensation decisions.

In addition to providing annual assessments, Pearl Meyer advises the Committee on best practices in light of the changes in the banking and corporate regulatory environment and assists the Committee in designing compensation arrangements that reflect the Company’s compensation philosophy. In 2017, Pearl Meyer assisted the Compensation Committee in developing a peer group for the purpose of providing the Company with a basis for comparing its compensation against the compensation arrangements provided by other similarly-situated financial institutions. In addition, Pearl Meyer assisted the Committee with the incoming CEO’s compensation package and program refinements to continue alignment with Company and shareholder expectations. While the Committee considers input from Pearl Meyer when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.

Pearl Meyer reports directly to the Committee and does not provide any other services to the Company. The Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest.

Benchmarking

The compensation review process entailed the use of survey data and peer group information prepared and presented by Pearl Meyer to the Committee. The peer group used as reference for TDC and financial performance comparisons consists of community-based banking organizations in the Northeast and in the Midwest with assets between $4 billion and $15 billion (approximately 0.5x – 2x of the Company’s asset size), operating in a market similar to the Company’s and competing for comparable executive talent. In 2017, the peer group consisted of the following companies:

Berkshire Hills Bancorp, Inc.	Independent Bank Corp.
Brookline Bancorp, Inc.	Northwest Bancshares, Inc.
Chemical Financial Corporation	Old National Bancorp
Community Bank System, Inc.	Park National Corporation
Customers Bancorp, Inc.	Provident Financial Services, Inc.
Eagle Bancorp, Inc.	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Sterling Bancorp
First Financial Bancorp.	TFS Financial Corporation
First Merchants Corporation	Tompkins Financial Corporation
First Midwest Bancorp, Inc.	United Financial Bancorp, Inc.
Flagstar Bancorp, Inc.	WSFS Financial Corporation
Flushing Financial Corporation

The Committee generally sets target TDC (base salary, annual incentive and long-term incentive opportunity) for the NEOs at levels that are commensurate with individual and Company performance. After reviewing the study, the Committee deemed the TDC targets are appropriate and consistent with this approach. It is important to note that this market data was not the sole determinant in setting executive pay levels. Compensation Committee also considers Corporate and individual performance, the nature of an individual’s role within the Corporation, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.

Pay for Performance

At the request of the Committee, Pearl Meyer conducts regular analyses to monitor pay and performance alignment (both financial and operational), particularly with regards to the CEO. The goal is to use this information proactively to set appropriate pay opportunity ranges and retroactively to assess the actual pay delivered based on performance.

It is the Committee’s philosophy to reward the NEOs for operational excellence. Operational excellence is achieved by selecting a composite of key financial metrics which define management’s strategic objectives and tie to strategy execution and the resulting increase in shareholder value. The Committee reviews TDC regularly in light of the Company’s financial performance. The 2017 study revealed that the Company’s CEO and top five executives (combined, including CEO) TDC is aligned with operational performance using a composite of five key metrics (ROAA, ROATE, NPA/Total Assets, Efficiency Ratio, and Net Interest Margin). The table below indicates the percentile rankings for the Company in one-year and three-year average performance periods as of year-end 2016, and TDC, versus the peer group. This analysis informed the Committee of the Company’s pay and performance alignment.

	For This Level of Performance…	…TDC Was At This Percentile of the Peer Group
	Composite Measures	CEO	Top 5 Executives
One-Year Performance	73rd percentile	27th percentile	36th percentile
Three-Year Performance	64th percentile	23rd percentile	41st percentile

2017 Compensation Decision

Base Salary

The Committee reviews executive base salaries annually. Base salary is the only fixed portion of compensation for salaried employees of the Company, including the NEOs. The Company has entered into employment agreements with each NEO providing for a minimum base salary, subject to annual adjustments upon the Committee approval.

In 2017, the Committee determined the base salaries of the NEOs based on the Company’s guiding principles and policies and competitive market. Mr. Watt received a promotional increase resulting from his appointment to President and CEO of the Company. Messrs. Chewens, Brenner and Stagliano received a 3% salary increases in order to maintain market competitive base salaries and recognize their performance and contribution. Ms. Halliday was hired in January 2017. The Committee’s recommendations were in line with the results of the compensation analysis provided by Pearl Meyer. Pearl Meyer was consulted in the development of the CEO compensation package, including base salary. Below are the base salaries for the NEOs for 2017.

Name Executive	January 1, 2017 Base Pay	2017 Base Pay Increase
John H. Watt Jr.	$650,000	44%
Michael J. Chewens	$473,800	3%
Timothy L. Brenner	$375,950	3%
Joseph R. Stagliano	$354,835	3%
Sarah A. Halliday	$325,000	-

Variable Compensation

In addition to fixed base salaries, the Company provides cash and equity-based incentive compensation. Incentive compensation varies in amount depending on the factors discussed below and is designed to promote superior performance and achievement of corporate goals, to encourage the growth of shareholder value, and to share the long-term growth and profitability of the Company with key employees.

Executive Incentive Compensation Plan (“EICP”)

The EICP is a component of the Omnibus Plan, a shareholder-approved incentive plan authorizing several forms of cash and equity based incentive compensation.

The EICP is a short-term cash incentive plan that directly ties annual cash awards to the Company’s performance as measured by EPS, ROAA and individual performance objectives. EICP awards are defined as a percentage of salary and weighted between corporate performance goals and individual performance objectives reflecting each executive’s role and responsibilities. If the threshold EPS goal is not achieved, no awards will be paid. When determining the payouts under the EICP, the Committee may objectively adjust the reported performance results considering any of the following events that occur during a performance period: (a) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (b) any reorganization and restructuring programs, and (c) acquisitions or divestitures activity and related expenses.

At the beginning of each year, the Committee decides whether to provide incentive opportunities under the EICP and sets the EPS and ROAA target levels that will determine year-end payout. The Committee approves the group of employees eligible to participate for that year. The Committee recognizes the current interest rate environment and macroeconomic conditions when setting the incentive compensation targets with a long-term view in building shareholder value and discourages undue risk taking for short-term gains. The EPS target level for 2017 was set at $1.89, a 5% increase from 2016.

The following table depicts the range of potential payouts to the NEOs under the EICP for 2017 as a percentage of base salary at the end of the year, based upon 100% attainment of corporate EPS goals, without consideration for the potential negative adjustments for the ROAA performance target levels and individual performance objectives.

EICP Payout Level	% of EPS Target	CEO Potential Total Payouts (% of base salary)	Messrs. Brenner, Chewens, Stagliano and Ms. Halliday Potential Total Payouts (% of base salary)
Level 1	90%	25.0%	21.2%
Level 2	95%	37.5%	31.8%
Level 3	98%	45.0%	38.1%
Level 4 Target	100%	50.0%	42.3%
Level 5	104%	56.3%	47.6%
Level 6	109%	62.5%	52.9%

ROAA is an additional corporate performance component of the short-term cash award. Once the EPS performance level is determined, 15% of the CEO’s award and 10% of the other NEO’s award may be reduced if the ROAA target for each EPS performance level is not met. The following ROAA targets were set for each level of EPS:

EICP Payout Level	ROAA Target
Level 1	0.83%
Level 2	0.87%
Level 3	0.90%
Level 4 Target	0.92%
Level 5	0.96%
Level 6	1.00%

In addition to the EPS performance target and ROAA, the Committee approves individual performance objectives as a component of the overall payout for each of the NEOs. The Committee sets the individual performance objectives for the CEO. The CEO provides input for the individual performance objectives for the other NEOs. Each NEO has several individual performance objectives that are tied to both the executive’s respective corporate responsibilities and the Company’s overall strategic plan. Objectives more critical to the Company are given more significant weight than other objectives. EPS payout level percentages are subject to reduction based upon each NEO’s individual performance objectives with the maximum possible reduction being 100% of the award otherwise payable.

The Company’s diluted EPS, excluding impact of Tax Reform, of $1.97 was 104% of target EPS performance of $1.89. Based on these results, and in accordance with the plan, the portion of the award that is based on the corporate component was payable to each of the NEOs at the payout level representing achievement of 100% of target EPS in 2017. The Company’s ROAA of 0.96% exceeded the Level 4 ROAA Target of 0.92% and resulted in 100% payout of the ROAA corporate component of the short-term incentive award.

Each NEO’s individual performance achievement is evaluated against the predefined goals at year-end. The total result of each executive’s performance objectives plus the respective achieved corporate earnings percentage are combined and multiplied by base salary to derive the total payout.

Mr. Watt’s performance is determined by corporate earnings; however, the Committee has discretion to reduce the amount of the award based on individual performance achievements. In 2017, these goals included successful leadership transition strategies; growth strategies with key initiatives in our specialty lending, digital and New England market; maintaining strong regulatory ratings; cultivating investor relations, and readiness to cross the $10 billion asset threshold. In 2017, the Committee determined Mr. Watt met all the measures and did not reduce the amount of his award.

For the 2017 performance year, the Committee also set the following individual performance objectives and resulting payout percentage for the other NEOs who remained with the Company at the end of 2017:

Mr. Chewens, Senior Executive Vice President and Chief Financial Officer. Mr. Chewens’ individual performance objectives were aligned with the Company’s strategic focus areas of optimization of cost structure, growing our non-margin business and meeting regulatory compliance. Mr. Chewens achieved his goals of providing leadership opportunities for developing talent, reviewing and adjusting metrics to analyze our non-margin acquisitions, and initiative strategies relative to our growth to an asset size of $10 billion. These achievements resulted in his earning 100% of his target incentive pay which was his full potential payout.

Mr. Brenner, Executive Vice President and President of Wealth Management. Mr. Brenner’s individual performance objectives were aligned with the Company’s strategic focus areas of enhancing relevant noninterest income business lines in order to reduce dependency on interest income, develop and retain our human capital and optimizing our cost structure. Specifically, Mr. Brenner achieved his goals of adding accomplished leadership in the NBT Insurance agency, continued improvement in compliance and operational excellence, advancing technology platforms for investment, retirement and financial planning sales, completing a successful conversion of the trust operations systems platform and successfully closed an acquisition. In addition, Mr. Brenner achieved the majority of his wealth financial targets. These achievements provided Mr. Brenner with 100% of the target incentive which was his full potential payout.

Mr. Stagliano, Executive Vice President, Operations and Retail Banking. Mr. Stagliano’s individual performance objectives were aligned with the Company’s strategic focus areas of organic growth, investment in human capital, optimizing our cost structure and furthering our customer value proposition. Further, he was instrumental in driving our key initiative of evolving our digital strategy. The tenants of customer mobility, employee mobility, branch digitization and digital marketing. Under Mr. Stagliano’s guidance, technology was leveraged to create many efficiencies from sales enablement in Wealth Management to engaging current and prospective customers. Mr. Stagliano achieved the majority of his revenue and operational goals in Retail Banking, Consumer Lending, Banking Operations, IT and Marketing, resulting in his payout of 100% of his target incentive.

Ms. Halliday, Executive Vice President and President of Commercial Banking. Ms. Halliday’s individual performance objectives were aligned with the Company’s strategic focus areas of organic growth, recruiting, motivating and retaining our workforce and optimizing our cost structure. Specifically, Ms. Halliday created succession planning strategies for developing talent, collaborated with business partners on revenue growth goals, and enhanced several operational processes. Ms. Halliday achieved the majority of her financial targets. These achievements resulted in Ms. Halliday earning 100% of her target incentive.

The Committee considered such results together with the corporate component results in determining awards under the EICP as follows:

Named Executive Officer	2017 Target Incentive ($)	Actual Performance Achievement (% of Target)	2017 Incentive Earned ($)
John H. Watt Jr.	325,000	100%	325,000
Michael J. Chewens	200,000	100%	200,000
Timothy L. Brenner	159,500	100%	159,500
Joseph R. Stagliano	151,000	100%	151,000
Sarah A. Halliday	137,800	100%	137,800

Omnibus Incentive Plan

The Omnibus Plan provides NEOs, and other eligible employees, with annual and long-term incentives in the form of cash, equity and performance-based awards. The terms and conditions governing the grant of awards under the Omnibus Plan are described below.

The elements of the Omnibus Incentive Plan are further detailed below:

Current Long-Term Incentive Plan:
Executive Long-Term Incentive and Retention Equity Awards
Two Components
1.    Retention Units: Time-based Restricted Stock Units subject to a five-year vesting schedule, also with an Individual Performance measure in 2014 through 2017.
2.    Performance Units: Performance-based Restricted Stock Units dependent upon two-year relative performance based upon a composite score of performance metrics in 2017 and 2016, ROATE in 2015 and Individual Performance. The composite score includes the following performance metrics: ROAA, ROATE, Net Interest Margin, NPAs to Total Assets and Efficiency Ratio. Units are released one year following completion of the two-year performance period.

Prior Years’ Long-Term Incentive Plans Included in Equity Compensation Tables:
Long-Term Incentive Awards - NEOs
Stock grant for NEOs covering a period of January 2012 to Retirement Date. EPS goals were established at the beginning of each year and stock or units are credited over the six-year period based on performance against the EPS goals. Awards have not been granted since 2013.

Stock Options
Nonqualified Stock Options with a five-year vesting schedule (40% year one followed by 20% increments) with an automatic reload. Options have not been granted since 2011, except for reloads on prior grants.

Executive Long-Term Incentive and Retention Equity Awards

In January 2017, the Committee granted Long-Term Incentive and Retention Equity Awards under the Omnibus Plan. The 2017 awards (in the form of restricted stock units) are long-term, equity-based incentive awards that link executive compensation to the Company’s profitability and shareholder value. The awards consist of a grant of (i) Retention Units, which are subject to a time-based vesting schedule (over five years) and a reduction, at the time of grant, based upon the grantee’s achievement of individual performance factors for the 2017 calendar year; and (ii) Performance Units, which vest based on the Company’s achievement of specific performance goals established on the grant date (the outcome of which is substantially uncertain on such date) over a two-year performance period. The Committee determined the number of Retention Units and Performance Units underlying the awards based on a percentage of the grantee’s salary as of the grant date, which was then converted to a number of units based on the fair market value of the Company’s common stock. In determining the size of the awards, the Committee considered a number of factors, including the grantee’s organizational position, historical performance, prior awards, current performance and potential future contribution to the Company, as well as feedback from an independent compensation consultant on target long-term compensation levels. No dividends or dividend equivalents are paid on any unvested awards. For the performance award in year one, the performance target for each NEO is based on the Company’s composite score ranking of several performance metrics (defined in the table above) against a comparative peer group. There is a potential for a reduction in the following year based upon the Company’s composite score ranking against a comparative peer group. Full vesting and payout occur following the completion of an additional one-year time-based vesting requirement after the end of the two-year performance period (subject to acceleration upon certain terminations or a change in control). In addition, the Performance Units are also subject to reduction based upon individual performance in the same manner as the retention award. The following table depicts the composite score performance levels for the 2017 long-term incentive award.

Composite Score Ranking	% Payout Level	CEO Potential Payout % of Salary	Messrs. Chewens, Brenner, Stagliano and Ms. Halliday Potential Payout % of Salary
1	150.0%	45.0%	41.3%
2	143.5%	43.1%	39.5%
3	137.5%	41.3%	37.8%
4	131.3%	39.4%	36.1%
5	125.0%	37.5%	34.4%
6	118.8%	35.6%	32.7%
7	112.5%	33.8%	30.9%
8	106.3%	31.9%	29.2%
9	100.0%	30.0%	27.5%
10	83.4%	25.0%	22.9%
11	66.7%	20.0%	18.3%
12	50.0%	15.0%	13.8%
13 to 17	0.0%	0.0%	0.0%

For 2017, the Company’s composite score ranking was set at 5 and achieved the 125.0% target level payout percentage for the performance award.

As shown in the table below, Messrs. Watt, Chewens, Brenner, Stagliano and Ms. Halliday received the following long-term noncash compensation awards under the Omnibus Plan in 2017. In granting these awards, the Committee considered market data, as well as individual performance contributing to the Company’s success.

Named Executive Officer	Retention Units (1)	Performance Units (2)
John H. Watt Jr.	4,760	5,949
Michael J. Chewens	3,180	3,975
Timothy L. Brenner	2,523	3,154
Joseph R. Stagliano	2,382	2,977
Sarah A. Halliday	2,181	2,727

(1)	NEOs met their performance objectives. These awards vest 20% annually for the five years.

(2)
NEOs met their performance objectives. The performance units are based on meeting the composite score ranking of 5. The amount of the award above is subject to a potential reduction at December 31, 2018 based upon the quartile ranking of the Company’s composite score ranking against a comparative group of peer institutions, with full vesting and payout occurring following the completion of an additional one-year time-based vesting requirement after the end of the performance period. The following table outlines the quartile peer ranking and the corresponding adjustment factor:

Composite Score Performance Factor
Percentile Ranking	Adjustment Factor
Above 50th percentile	100%
Third quartile	75%
Bottom quartile	50%

2018 Compensation Changes

In assessing Mr. Watt’s TDC for 2018, the Committee considered individual and Company performance, current compensation trends, peer group data and feedback from proxy advisory groups. Given Company and individual achievements in 2017 and the desire to bring TDC closer to peer median, the following adjustments were made to Mr. Watt’s compensation:

•	Base salary increased to $725,000 (12% increase);
•	Short-term incentive compensation target increased to 60% of base pay; and
•	Long-term incentive equity compensation increased to 70% of base pay.

Mr. Chewens, Mr. Brenner and Ms. Halliday received a 3% salary increases in order to maintain market competitive base salaries and recognize their performance and contribution. Mr. Stagliano received a 5% increase to recognize the addition of Consumer Lending and Marketing to his role. The Committee’s recommendations were in line with the results of the compensation analysis provided by Pearl Meyer.

Retirement Plans

Defined Benefit Pension Plan

The eligible NEOs participate in the Pension Plan, which is a noncontributory, tax-qualified defined benefit pension plan. The Pension Plan is available to all Company employees who have attained age 21 and have completed one year of service, as defined in the Pension Plan. The Pension Plan provides for 100% vesting after three years of qualified service. The Pension Plan has a cash balance feature, in which all of the eligible NEOs participate. The footnotes to the Pension Benefits Table on page 34, including the narrative discussion that follows such table, contain a detailed description of the defined benefit/cash balance pension plan, including a description of the eligibility, crediting, vesting, mortality, and other terms and assumptions used for the calculation of Pension Plan benefits. Beginning January 1, 2010, participants in the Pension Plan were eligible for additional discretionary contributions to the 401(k) Plan & ESOP in lieu of interest credits to the cash balance portion of the pension plan.

Supplemental Retirement Benefits

Certain NEOs participate in a SERP, which is principally designed to restore benefits that would have been paid to the NEO if certain federal tax limitations were not in effect, as well as to attract and retain qualified and experienced executive officers. Each SERP is embodied in an agreement between the Company and the respective NEO. The narrative that follows the Nonqualified Deferred Compensation table on page 36 contains a detailed description of each SERP.

401(k) Plan & Employee Stock Ownership Plan

The 401(k) Plan & ESOP is a tax-qualified defined contribution retirement savings plan available to all Company employees who have attained age 21 and are either scheduled to complete one year of service or have completed one year of service, as defined by the 401(k) Plan & ESOP. Participants in the 401(k) Plan & ESOP may contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches 100% of the first 1% of pay contributed to the plan plus 50% of the next 5% of compensation for a total matching contribution of 3.5% of compensation. Additionally, the Company can make discretionary contributions to the 401(k) Plan & ESOP based on its financial performance. All Company contributions to this retirement plan after 2013 were made in cash and vest at the rate of 20% per year with full vesting following five years of benefit service. Prior to 2013, Company contributions were made in Company stock. The NEOs participate in the 401(k) Plan & ESOP. The Company may make discretionary contributions to the 401(k) portion of the 401(k) Plan & ESOP to offset the elimination of interest credits to the Pension Plan, as described above. The value of Company contributions to the 401(k) Plan & ESOP are included in the Summary Compensation Table on page 29.

Deferred Compensation Plan and Other Compensation Deferrals

The Deferred Compensation Plan allows the NEOs, and such other key employees as the Committee may approve annually, to defer some or all of their salary, commissions and/or bonus, to a future date. The Deferred Compensation Plan also permits the Company to make discretionary contributions to the accounts of eligible employees. Eligible employees are generally those employees determined to be highly-compensated employees of the Company. In addition, the Omnibus Plan permits award recipients to defer receipt of vested equity awards to a future date. Certain NEOs elected to defer compensation or received discretionary contributions under this plan as detailed in the Nonqualified Deferred Compensation table on page 36. The Company awarded Messrs. Watt, Chewens, Brenner, Stagliano and Ms. Halliday $145,000, $58,562, $46,350, $54,709 and $40,170, respectively, of base salary discretionary contribution based upon their 2017 performance. Company contributions are not subject to vesting provisions.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Committee and the Company believe are reasonable and consistent with the Company’s guiding compensation principles. These benefits enable the Company to attract and retain superior employees for key positions. During 2017, these benefits included the use of Company-owned automobiles, life and disability insurance, long-term care insurance, and for certain NEOs, club memberships. For the CEO, the Company also maintains a split-dollar bank-owned life insurance policy for the benefit of the Company and the CEO. All NEOs have the use of a Company-owned automobile and any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. The dollar amount of these benefits is reflected in the Summary Compensation Table on page 29. The aggregate amounts of perquisites and other personal benefits paid to Messrs. Chewens, Stagliano and Ms. Halliday were determined to be less than the established reporting thresholds for detailed disclosure.

Stock Ownership Guidelines

To more directly align their interests with shareholders’ interests, the Committee maintains stock ownership guidelines for the Board of Directors and the Company’s executive management team, including the NEOs. The guidelines include retention requirements for restricted stock units and revised the NEOs required ownership levels to be based on a multiple of salary. The guidelines require directors to own 5,000 shares of Company stock. The NEOs share requirements are based upon a multiple of salary with the CEO to own 3 times salary of Company stock, Messrs. Chewens, Brenner, Stagliano and Ms. Halliday to own 1.5 times salary of Company stock. Vested restricted stock units are included in an individual’s ownership for purposes of compliance with guidelines. The executives must comply with the guidelines within five years from the date of promotion to the executive management team or election to the Board of Directors. Failure to meet the guidelines could, at the Committee’s discretion, affect future equity-based awards. As of December 31, 2017, all NEOs and Directors are in compliance or expect to be in compliance with the guidelines.

Hedging and Pledging Policies

All directors and employees are prohibited from engaging in any speculative transaction designed to hedge or offset any decrease in the market value of the Company’s securities, including hedging of the Company’s common stock. The Company also prohibits any pledging of Company securities in a margin account and restricts all other pledging of any Company securities by requiring directors and employees to obtain the prior approval of the CEO, CFO or General Counsel before entering into any such agreement.

Risk Assessment

A formal risk assessment of the Company’s incentive compensation plans is performed annually. A risk assessment matrix is used which considers and analyzes the following factors:

•	Type of award and who was eligible for the award;
•	Performance metrics associated with each plan;
•	Conditions of payout;
•	Party responsible for granting awards and assessing performance;
•	Potential risk features in plan design;
•	Major business risks that might be impacted by performance metrics;
•	Correlation of plan’s performance metrics to the Company’s overall business objectives;
•	Consideration of internal controls present to prevent the manipulation of the budgeting process or performance outcomes;
•	Determination of the plan’s risk level as low, moderate or high;
•	Plan provisions for risk mitigation; and
•	Assessment of the plan’s probability to result in adverse material risk.

The annual risk assessment is overseen by the Chief Risk Officer and reviewed annually by the Committee.

Tax and Accounting Matters

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company’s CEO, and to the next four highest paid officers of the company, unless the compensation qualifies as “performance-based compensation” or falls under certain other specified exceptions under Section 162(m). Generally, to qualify as performance-based compensation, the plan or arrangement must contain specific performance criteria, specific limits on awards and amounts and must have shareholder approval. Performance awards under the Omnibus Plan (and the specific arrangements thereunder providing for performance awards, such as the EICP) contain specific performance criteria and are intended to meet the performance-based compensation exception to the annual one million dollar limitation. We have historically structured incentive compensation arrangements with a view toward qualifying them as performance-based compensation exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code (Section 162(m)), although we have viewed and continue to view the availability of a tax deduction as only one relevant consideration. The Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success.

Federal tax legislation enacted in December 2017 eliminated the Section 162(m) performance-based compensation exemption prospectively and made other changes to Section 162(m), but with a transition rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017. We intend to continue to administer arrangements and awards subject to this transition rule with a view toward preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax compensation program objectives noted above.

Section 409A

Section 409A of the Internal Revenue Code generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan are currently includible in an employee’s gross income to the extent not subject to a substantial risk of forfeiture. Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans or arrangements, certain equity-based performance awards, and severance plans or individual severance arrangements contained within employment agreements. Generally, under Section 409A, any severance arrangement not in compliance with Section 409A covering an NEO pursuant to an employment or change in control agreement, which is effective upon termination of employment, any deferrals under a nonqualified deferred compensation plan that do not comply with Section 409A or any stock option award grants with an exercise price of less than fair market value on the date of grant may subject the NEO to: (i) current income inclusion of the relevant amounts; (ii) interest at the IRS underpayment rate; and (iii) an additional 20% excise tax. The Nonqualified Deferred Compensation Table on page 36 provides detailed information about the Company’s nonqualified deferred compensation arrangements.

Sections 4999 and 280G

Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which terms include the NEOs) equal or exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one times the individual’s base amount.

 All the Company’s NEO employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. However, neither the Company nor NBT Bank will be permitted to claim a federal income tax deduction for the portion of the change in control benefit that constitutes an “excess parachute payment.”

Accounting Considerations

The Committee is informed of the financial statement implications of the components of the compensation program for NEOs. However, a compensation component’s contribution to the objectives of the Company’s compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the main elements of NEO compensation decisions.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by each of the NEOs for each of the last three completed fiscal years. The compensation received by each NEO was a combination of cash and equity compensation and long-term and short-term compensation. The Committee concluded that this mix reflects the compensation principles discussed in the Compensation Discussion and Analysis, as applied to each NEO’s responsibilities and performance.

Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
John H. Watt Jr.	2017	650,000	-	407,858	325,000	156,369	194,852	1,734,079
President and	2016	394,616	-	130,379	210,000	4,306	223,787	963,088
Chief Executive Officer
Michael J. Chewens	2017	473,800	-	272,502	200,000	327,187	72,966	1,346,455
Senior Executive Vice President	2016	460,000	-	498,845	194,580	208,087	71,085	1,432,597
and Chief Financial Officer	2015	446,610	-	219,596	170,024	76,990	355,461	1,268,681
Timothy L. Brenner	2017	375,950	-	216,212	159,500	7,167	77,467	836,296
Executive Vice President and	2016	355,794	-	537,369	154,395	5,900	60,394	1,113,852
President of Wealth Management	2015	331,050	-	213,914	121,620	7,758	45,968	720,310
Joseph R. Stagliano	2017	354,835	-	204,100	151,000	13,788	67,944	791,667
Executive Vice President
Operations and Retail Banking
Sarah A. Halliday	2017	325,000	50,000	186,924	137,800	-	50,775	750,499
Executive Vice President and
President of Commercial Banking

(1)	Certain NEOs deferred a portion of their salary. The deferred portion of their 2017 salary is detailed in the Nonqualified Deferred Compensation table on page 36.

(2)	Ms. Halliday received $50,000 when her employment started in 2017.

(3)
The amounts reflect the aggregate grant date fair value of the target performance awards and the annual non-performance equity award for the NEOs. The assumptions used to calculate the fair value of the 2017 stock awards are materially consistent with those used to calculate the 2017 stock expense, which are set forth in footnote 14 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2017. The amount of the performance-based unit award below was determined at the end of the achievement period (December 31, 2017) based on the composite score ranking against a comparative group of peer institutions defined in the award agreement. The performance-based award amount reflected as the “Actual Award” below is subject to a potential reduction at December 31, 2018 based upon the quartile ranking of the Company’s composite score ranking against a comparative group of peer institutions, with full vesting and payout occurring following the completion of an additional one-year time-based vesting requirement after the end of the performance period. The maximum values for the performance-based restricted stock units and performance-based long-term awards issued under the Omnibus Plan were originally approved in January 2017 and the actual awards were finalized in March 2018 were as follows:

Executive Long-Term Incentive and Retention Equity Awards
Executive	Retention Stock Units		Performance-Based Restricted Stock Units
	Maximum Award ($)	Actual Award ($)	Maximum Award ($)	Actual Award ($)
John H. Watt Jr.	195,000	195,000	292,500	243,750
Michael J. Chewens	130,295	130,295	195,443	162,869
Timothy L. Brenner	103,386	103,386	155,079	129,233
Joseph R. Stagliano	97,580	97,580	146,369	121,975
Sarah A. Halliday	89,375	89,375	134,063	111,719

(4)
The amounts reflect cash awards to Messrs. Watt, Chewens, Brenner, Stagliano and Ms. Halliday under the EICP in 2017, 2016 and 2015, which were paid in January of the following calendar year. Certain NEOs deferred a portion of the 2017, 2016 and 2015 awards. The deferred portion of the 2017 award is detailed in the Nonqualified Deferred Compensation table on page 36.

(5)
The amounts reflect solely the actuarial increase in the present value of the NEOs benefits under all qualified and non-qualified pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements as set forth in footnote 13 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2017, and includes amounts which the NEOs may not currently be entitled to receive because such amounts are not vested.

(6)	The amounts reflect the following items as applicable for each NEO for 2017:

Compensation	John H. Watt Jr.	Michael J. Chewens	Timothy L. Brenner	Joseph R. Stagliano	Sarah A. Halliday
Value of matching and discretionary contributions to the 401(k) Plan & ESOP	$9,450	$9,450	$9,450	$9,450	$7,875
Value of life and disability insurance premiums paid by the Company	$6,511	$4,954	$6,005	$3,785	$2,730
Value of Perquisites and Other Personal Benefits (a)	$33,891	$-	$15,662	$-	$-
Value of discretionary contributions to the Deferred Compensation Plan earned in 2017 (b)	$145,000	$58,562	$46,350	$54,709	$40,170

(a)
The amount shown for Mr. Watt consists of personal vehicle use of $3,086 and club memberships of $30,805. The amount shown for Mr. Brenner consists of personal vehicle use of $6,046 and club memberships of $9,616.

(b)
The Compensation and Benefits Committee approved a discretionary contribution of 20% of Mr. Watt’s salary, 15% of Mr. Stagliano’s salary and 12% of Messrs. Chewens’, Brenner’s and Ms. Halliday’s salary in January 2018 as a result of their 2017 performance.

Grants of Plan-Based Awards

The following table provides information about plan-based awards to the NEOs under the Company’s cash and equity incentive plans during 2017.

Name	Grant Date	Date of Committee /Board Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Options & Awards: Number of Securities Underlying Options (#) (3)	Grant Date Fair Market Value ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(l)
John H. Watt Jr.	1/18/2017	1/18/2017	162,500	325,000	406,250	2,380	4,760	7,139		181,689
	1/18/2017	1/18/2017							4,760	180,785
Michael J. Chewens	1/18/2017	1/18/2017	100,209	200,417	250,640	1,590	3,180	4,770		121,381
	1/18/2017	1/18/2017							3,180	120,776
Timothy L. Brenner	1/18/2017	1/18/2017	79,513	159,027	198,878	1,262	2,523	3,785		96,303
	1/18/2017	1/18/2017							2,523	95,824
Joseph R. Stagliano	1/18/2017	1/18/2017	75,048	150,095	187,708	1,191	2,382	3,573		90,921
	1/18/2017	1/18/2017							2,382	90,468
Sarah A. Halliday	1/18/2017	1/18/2017	68,738	137,475	171,925	1,091	2,181	3,272		83,249
	1/18/2017	1/18/2017							2,181	82,834

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards are a product of a percentage of base salary in accordance with the EICP, a detailed description of which appears on pages 21-23.

(2)
Estimated Future Payouts Under Equity Incentive Plan Awards represent performance-based awards issued in accordance with the Omnibus Plan, a description of which can be found in the Compensation Discussion and Analysis narrative.

(3)	The January 18, 2017 restricted stock unit awards were issued pursuant to the Omnibus Plan, a description of which can be found in the Compensation Discussion and Analysis narrative.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards under the Company’s equity compensation plans at December 31, 2017, whether granted in 2017 or earlier, including awards that have been transferred other than for value.

	Option Awards					Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
John H. Watt Jr.						1/18/2017	4,760 (7)	175,168
						1/18/2017	-	-	5,949	218,923
						1/20/2016	2,181 (7)	80,261	-	-
						1/20/2016	-	-	3,183	117,134
						1/27/2015	2,500 (3)	92,000	-	-
						1/15/2015	420 (7)	15,456	-	-
						1/27/2014	2,500 (3)	92,000	-	-
Michael J. Chewens						1/18/2017	3,180 (7)	117,024	-	-
						1/18/2017	-	-	3,975	146,280
						5/3/2016	10,000 (4)	368,000	-	-
						1/20/2016	4,088 (7)	150,438	-	-
						1/20/2016	-	-	5,965	219,512
						2/10/2015	3,032 (7)	111,578	-	-
						2/10/2015	5,054 (5)	185,987	-	-
						1/22/2014	928 (6)	34,150	-	-
						1/1/2012	1,000 (8)	36,800	-	-
Timothy L. Brenner						1/18/2017	2,523 (7)	92,846	-	-
						1/18/2017	-	-	3,154	116,067
						5/3/2016	15,000 (4)	552,000	-	-
						1/20/2016	3,031 (7)	111,541	-	-
						1/20/2016	-	-	4,421	162,693
						3/5/2015	2,500 (3)	92,000	-	-
						2/10/2015	2,247 (7)	82,690	-	-
						2/10/2015	3,746 (5)	137,853	-	-
						3/5/2014	2,500 (3)	92,000	-	-
						1/22/2014	682 (6)	25,098	-	-
						3/15/2012	1,000 (8)	36,800	-	-

Outstanding Equity Awards at Fiscal Year End (continued)

	Option Awards					Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Joseph R. Stagliano	1/15/2010	5,500 (2)	-	$20.19	1/15/2020	1/18/2017	2,382 (7)	87,658	-	-
						1/18/2017	-	-	2,977	109,554
						5/3/2016	10,000 (4)	368,000	-	-
						1/20/2016	2,548 (7)	93,766	-	-
						1/20/2016	-	-	3,718	136,822
						2/10/2015	1,707 (7)	62,818	-	-
						2/10/2015	2,846 (5)	104,733	-	-
						1/22/2014	508 (6)	18,694	-	-
						1/1/2012	1,000 (8)	36,800	-	-
Sarah A. Halliday						1/18/2017	2,181 (7)	80,261	-	-
						1/18/2017	-	-	2,727	100,354

(1)	The market values of these shares are based on the closing market price of the Company’s common stock on the NASDAQ Stock Market of $36.80 on December 31, 2017.

(2)	Options were issued pursuant to the Omnibus Plan and are fully vested.

(3)	Restricted unit awards vest 100% five years after the date of grant excluding Mr. Brenner whose awards vest 100% four years after the date of its grant.

(4)	Restricted unit awards vest 100% five years after the date of grant excluding Mr. Chewens whose awards vest 100% three years after the date of its grant

(5)
These awards were earned during 2015, 2016 and 2017 based on performance approved in 2016, 2017 and 2018. Performance based Incentive Plan awards vest 100% three years after the date of its grant and are subject to clawback through December 31, 2017, December 31, 2018 and December 31, 2019.

(6)	Restricted stock unit awards vest 40% after one year, and 20% annually for the following three years.

(7)	Restricted stock unit awards vest 20% annually.

(8)	Long-Term Incentive Plan awards vest in full upon NEO’s retirement subject to four years of service and reaching age 55.

Option Exercises and Stock Vested

 The following table provides information about stock options exercised and restricted shares vested for each NEO during 2017.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
(a)	(b)	(c)	(d)	(e)
John H. Watt Jr.	-	-	686	28,572
Michael J. Chewens	-	-	15,955	665,981
Timothy L. Brenner	-	-	13,420	547,495
Joseph R. Stagliano	5,500	87,835	9,956	415,725
Sarah A. Halliday	-	-	-	-

(1)	The “Value Realized on Exercise” is equal to the difference between the option exercise price and the fair market value on the National Market System of NASDAQ on the date of exercise.

(2)	For Mr. Chewens this amount includes 5,763 restricted stock units, the receipt of which was deferred under the terms of the Deferred Compensation Plan and the Omnibus Plan.

(3)
The “Value Realized on Vesting” is equal to the per share market value of the underlying shares on the vesting date multiplied by the number of shares acquired on vesting. For Mr. Chewens this amount includes $241,354, attributed to restricted stock units, the receipt of which was deferred under the terms of the Deferred Compensation Plan and the Omnibus Plan.

Pension Benefits Table

The following table includes information about each NEO’s benefits under the Company’s Pension Plan and each NEO’s SERP. Ms. Halliday is not yet eligible for the Pension Plan and does not have a SERP. Messrs. Brenner and Stagliano do not have a SERP with the Company.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
(a)	(b)	(c)	(d)
John H. Watt Jr.	NBT Bancorp Inc. Defined Benefit Plan	3.00	54,284
	Watt SERP	1.00	110,511
Michael J. Chewens	NBT Bancorp Inc. Defined Benefit Plan	22.00	1,402,915
	Chewens SERP	17.00	1,104,510
Timothy L. Brenner	NBT Bancorp Inc. Defined Benefit Plan	5.00	29,334
Joseph R. Stagliano	NBT Bancorp Inc. Defined Benefit Plan	18.00	136,425

(1)	The above amounts were computed using the following significant assumptions:

•
Mortality for Defined Benefit Plan Benefits — The sex-distinct RP-2014 mortality tables for employees and healthy annuitants adjusted to 2006, with projected mortality improvements using scale MP-2017 on a generational basis.

•
Mortality for SERP Benefits — The sex-distinct RP-2014 white collar mortality tables for healthy annuitants adjusted to 2006 with projected mortality improvements using scale MP-2017 on a generational basis.

•	Discount Rate — 4.21% for Defined Benefit Plan Benefits, 4.20% for SERP benefits.
•	Salary Increases—3.00% for Defined Benefit Plan Benefits and SERP benefits.
•	Interest Rate Credit for determining projected cash balance account earned as of December 31, 2009 — 2.80%.
•
Interest rates to annuitize cash balance accounts — The three segment interest rates for November 2017 (2.20%, 3.57% and 4.24%) under IRC Section 417(e). Segment 1 is applied to benefit payments expected to be made in the first 5 years, segment 2 is applied to benefit payments expected to be made in the next 15 years and segment 3 is applied thereafter.

•
Mortality to annuitize cash balance accounts — The 2018 commissioner’s standard mortality table, which is a 50/50 blend of the sex-distinct combined annuitant/non-annuitant mortality tables prescribed by the Internal Revenue Service for determining the “Funding Target Liability” for 2018.

•	Assumed Retirement Age — Retirement rates for ages 55-70 for Defined Benefit Plan Benefits, age 68 and one month for Mr. Watt’s SERP and age 62 for Mr. Chewens’ SERP.
•
Credited service under the Defined Benefit Plan is based on date of participation, not date of hire; the first year of service is excluded. Credited service under each SERP is earned from the effective date of the agreement.

•	ESOP Balance and 401(k) Balance Expected Rate of Return — 8.00% per year for Messrs. Watt and Chewens.
•	Increase in Internal Revenue Code Limits — 2.25% per year.

 The NEOs participate in the Pension Plan. The Pension Plan is a noncontributory, tax-qualified defined benefit pension plan. Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours. The Pension Plan provides for 100% vesting after three years of qualified service. Benefits payable as an annuity at age 65 are reduced 3% per year for early retirement. Early retirement eligibility is age 55 with 3 years of service. Messrs. Watt, Chewens and Brenner are eligible for early retirement as of December 31, 2017. All of the NEOs are 100% vested as of December 31, 2017 with the exception of Ms. Halliday. The Pension Plan, as amended and restated effective January 1, 2009, has received favorable determination from the Internal Revenue Service that it is qualified under Section 401(a) of the Internal Revenue Code with such letter being effective October 16, 2015. The Pension Plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000. Prior to that date, the Pension Plan was a traditional defined benefit pension plan. Each active participant in the Pension Plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design. All employees who became participants after January 1, 2000 automatically participated in the cash balance plan design. Each of our eligible NEOs participates in the cash balance plan design.

Under the cash balance plan design, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account. Notwithstanding the preceding sentence, since a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan. However, participants may elect, with the consent of their spouses if they are married, to have the benefits distributed as a lump sum rather than an annuity.

In 2017, benefits under the Pension Plan are computed using a cash balance methodology for participants who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to 1.5% to 20% (depending on age and other factors) on the first $270,000 of annual eligible compensation. Eligible compensation under the Pension Plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by the Company at the direction of the participant pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Internal Revenue Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from the exercise of stock options, severance pay or the Company’s cost for any public or private benefit plan, including the Pension Plan. In addition to the pay-based service credits, annual interest credits are made to the participant’s account balance based on the average annual yield on 30-year U.S. Treasury securities for the November of the prior year. The Pension Plan was amended effective December 31, 2009, such that future pay-based credits will not receive interest credits within the cash balance plan. The interest credits on future pay-based credits will be made as discretionary Company contributions to the 401(k) Plan & ESOP. Hypothetical account balances as of December 31, 2009 will continue to receive annual interest credits as described above. The Pension Plan has been amended, effective March 1, 2013, to reduce the future annual pay-based credits for most cash balance design participants from 5% to 2.50% per year. The amendment also freezes benefit accruals as of March 1, 2013 for all participants who as of January 1, 2000 elected to continue participating in the traditional defined benefit plan design; their future benefit accruals will be under the cash balance design with annual pay-based credits of 2.50%. The Pension Plan was amended to provide annual pay-based credits to participants hired on or after January 1, 2017 at a rate of 1.50% per year. For 2017, the pay-based credits for Messrs. Watt, Chewens, Brenner and Stagliano, were 20.0%, 19.0%, 2.5% and 2.5%, respectively. The Company’s contributions to the Pension Plan in 2017 for Messrs. Watt, Chewens, Brenner and Stagliano were $54,000, $51,300, $6,750, and $6,750, respectively. Ms. Halliday was not a participant in the Pension Plan during 2017. There were no payments made to NEOs under the Pension Plan or SERPs during 2017.

Nonqualified Deferred Compensation

The following table includes information about the activity in, amounts earned, and balances of, each NEO’s SERP and account under the Deferred Compensation Plan.

Name	Executive Contributions in 2017 ($) (1) (2)	Company Contributions in 2017 ($) (3) (5)	Aggregate Earnings in 2017 ($) (4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2017 ($)
John H. Watt Jr.	52,500	254,271	29,403	-	522,580
Michael J. Chewens	116,816	149,706	495,101	-	4,766,878
Timothy L. Brenner	-	46,350	85,393	-	325,782
Joseph R. Stagliano	-	54,709	(12,633)	-	469,037
Sarah A. Halliday	-	40,170	-	-	40,170

(1)	Mr. Watt contributed $52,500 to the Deferred Compensation Plan, which was reported as non-equity incentive plan compensation earnings in the Summary Compensation Table on page 29.

(2)	Includes $116,816 for Mr. Chewens attributable to restricted stock units that vested in 2017 but which were deferred.

(3)	The Summary Compensation Table includes registrant discretionary contributions earned in 2017 and reflected under the caption All Other Compensation in the Summary Compensation Table.

(4)
The aggregate earnings are from the SERP and Deferred Compensation Plan. The earnings from the Deferred Compensation Plan are due to market value increases on the investments in the Deferred Compensation Plan, which are not an expense to the Company.

(5)	Includes discretionary contribution amounts earned in 2017 (even if not contributed by the Company until 2018).

Supplemental Retirement Benefits

The Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the Pension Plan. Because of these limitations and in order to provide certain executives with adequate retirement income, the Company has entered into supplemental retirement agreements which provide retirement benefits to certain named executives in the manner discussed below.

The Company has entered into agreements with Messrs. Watt and Chewens to provide each executive with supplemental retirement benefits. Mr. Watt’s agreement was executed on December 19, 2016. Mr. Chewens’ agreement was revised most recently on March 10, 2015. Each SERP provides the executive with an annual supplemental benefit at normal retirement equal to the difference between (i) the annual amount of the executive’s benefit under the Pension Plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code plus the annual benefit that could be provided by contributions by the Company and NBT Bank (other than the executive’s elective deferrals) to the Company’s 401(k) Plan & ESOP and the earnings on those amounts, also calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code and using the actuarial assumptions set out in the Pension Plan, with the exception of a different salary scale assumption and a white collar adjustment to the mortality tables and (ii) the annual amount of the executive’s benefit under the Pension Plan and the Company’s 401(k) Plan & ESOP, each calculated giving effect to limitations and restrictions imposed by the Internal Revenue Code. In addition, Mr. Chewens’ agreement provides an additional supplemental benefit in the fixed amount of $83,344 payable in five equal annual installments to the NEO at retirement.

Reduced amounts will be payable under each SERP in the event an executive takes early retirement. Certain survivor benefits are provided in the event an executive dies leaving a surviving spouse. Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month after the executive attains a certain age (age 65 for Mr. Watt and age 62 for Mr. Chewens). The SERP for Messrs. Watt and Chewens will at all times be unfunded except that, in the event of a change in control, the Company will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.

Deferred Compensation Plan

The Deferred Compensation Plan allows the NEOs, and such other executives as are selected annually, to defer some or all of their salary, commissions and/or bonus, to a future date. Eligible employees are generally those employees determined to be senior management of the Company. The Deferred Compensation Plan provisions allow for a minimum annual deferral election of $1,000, a maximum of 100% of salary, commissions and/or bonus. Deferral of these payments lowers each participant’s compensation for income tax purposes for the year of deferral and allows accumulation of earnings on that deferred compensation on a tax-deferred basis. Participants are required to elect a time of distribution, either a specific date or at time of separation from employment, and a form of distribution, either a lump sum or annual installments for a period of either five or ten years following the elected time of distribution. The terms and conditions for the deferral of compensation are subject to the provisions of Section 409A of the Internal Revenue Code. The Deferred Compensation Plan allows for discretionary Company contributions and has been used a retirement benefit component of executive compensation for certain NEOs.

Potential Payments Upon Termination or Change in Control

The following table and related footnotes describe and quantify the amount of post-termination payments that would be payable to each NEO in the event of termination of such NEO’s employment as of December 31, 2017, under various employment related scenarios pursuant to the employment agreements, change in control agreements and equity award agreements entered into with each NEO utilizing a per share stock price of $36.80, the closing market price of the Company’s common stock on such date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the NEO’s age. Some of the amounts shown in the table, as further described in the related footnotes, have been previously accrued as expenses of the Company and will not impact earnings when paid.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Retirement ($)	Death ($) (1)		Disability ($)		By NBT w/o Cause ($)		By NBT with Cause ($)	By Exec. w/o Good Reason ($)	By Exec. with Good Reason ($)	Change in Control ($) (2)
John H. Watt Jr.	Accrued Unpaid Salary & Vacation	100,000	100,000		100,000		100,000		100,000	100,000	100,000	100,000
	Deferred Compensation (11)	406,973	412,069		412,069		406,973		406,973	406,973	406,973	406,973
	Severance (3)	—	—		—		641,962	(4)	—	—	641,962	2,484,555	(5)
	SERP	110,511	102,348		110,511		110,511		—	110,511	110,511	144,216	(6)
	Restricted Stock	245,934	396,851		396,851		396,851		—	—	396,851	396,851
	Health & Welfare	—	3,000,000	(7)	236,006	(8)	—		—	—	—	67,449	(9)
	Sub-Total	863,418	4,011,268		1,255,437		1,656,297		506,973	617,484	1,656,297	3,600,044
	Cutback of Change in Control Benefits, if applicable (10)	—	—		—		—		—	—	—	—
	Total	863,418	4,011,268		1,255,437		1,656,297		506,973	617,484	1,656,297	3,600,044
Michael J. Chewens	Accrued Unpaid Salary & Vacation	35,535	35,535		35,535		35,535		35,535	35,535	35,535	35,535
	Deferred Compensation (11)	3,617,076	3,662,368		3,662,368		3,617,076		3,617,076	3,617,076	3,617,076	3,617,076
	Severance (3)	—	—		—		1,403,822	(12)	—	—	1,403,822	1,922,970	(13)
	SERP	1,044,439	952,280		1,044,439		1,044,439		—	1,044,439	1,044,439	1,327,838	(6)
	Restricted Stock	1,001,770	1,106,466		1,106,466		1,069,666		—	—	1,069,666	1,106,466
	Health & Welfare	—	—		363,293	(8)	—		—	—	—	49,197	(9)
	Sub-Total	5,698,820	5,756,649		6,212,101		7,170,538		3,652,611	4,697,050	7,170,538	8,059,082
	Cutback of Change in Control Benefits, if applicable (10)	—	—		—		—		—	—	—	1,088,532
	Total	5,698,820	5,756,649		6,212,101		7,170,538		3,652,611	4,697,050	7,170,538	6,970,550
Timothy L. Brenner	Accrued Unpaid Salary & Vacation	19,159	19,159		19,159		19,159		19,159	19,159	19,159	19,159
	Deferred Compensation (11)	321,753	325,782		325,782		321,753		321,753	321,753	321,753	321,753
	Severance (3)	—	—		—		371,301	(14)	—	—	371,301	1,513,745	(15)
	Restricted Stock	949,587	1,501,587		1,501,587		1,280,787		—	—	1,280,787	1,501,587
	Health & Welfare	—	—		157,068	(8)	—		—	—	—	11,100	(9)
	Sub-Total	1,290,499	1,846,528		2,003,596		1,993,000		340,912	340,912	1,993,000	3,367,344
	Cutback of Change in Control Benefits, if applicable (10)	—	—		—		—		—	—	—	—
	Total	1,290,499	1,846,528		2,003,596		1,993,000		340,912	340,912	1,993,000	3,367,344
Joseph R. Stagliano	Accrued Unpaid Salary & Vacation	22,518	22,518		22,518		22,518		22,518	22,518	22,518	22,518
	Deferred Compensation (11)	463,236	469,037		469,037		463,236		463,236	463,236	463,236	463,236
	Severance (3)	—	—		—		350,447	(18)	—	—	350,447	1,399,614	(19)
	Stock Options
	Restricted Stock	—	1,018,845		1,018,845		982,045		—	—	982,045	1,018,845
	Health & Welfare	—	—		484,574	(8)	—		—	—	—	31,641	(9)
	Sub-Total	485,754	1,510,400		1,994,974		1,818,246		485,754	485,754	1,818,246	2,935,854
	Cutback of Change in Control Benefits, if applicable (10)	—	—		—		—		—	—	—	223,399
	Total	485,754	1,510,400		1,994,974		1,818,246		485,754	485,754	1,818,246	2,712,455
Sarah A. Halliday	Accrued Unpaid Salary & Vacation	12,500	12,500		12,500		12,500		12,500	12,500	12,500	12,500
	Deferred Compensation (11)	39,673	40,170		40,170		39,673		39,673	39,673	39,673	39,673
	Severance (3)	—	—		—		320,981	(16)	—	—	320,981	1,344,332	(17)
	Restricted Stock	—	180,614		180,614		180,614		—	—	180,614	180,614
	Health & Welfare	—	—		186,946	(8)	—		—	—	—	23,932	(9)
	Sub-Total	52,173	233,284		420,230		553,768		52,173	52,173	553,768	1,601,051
	Cutback of Change in Control Benefits, if applicable (10)	—	—		—		—		—	—	—	457,177
	Total	52,173	233,284		420,230		553,768		52,173	52,173	553,768	1,143,874

(1)
The Company pays the premiums on a group term life insurance policy providing a death benefit of 1.5 times salary to a maximum of $1 million to each NEO (with beneficiaries designated by the named executives). The values shown in the table do not reflect the death benefit payable to the NEO’s beneficiaries by the Company’s insurer. The premiums associated with the life insurance policies for the year 2017 and paid by the Company on behalf of the NEO are included in the Summary Compensation Table under the column “All Other Compensation,” and detailed in footnote 6 to that table.

(2)
Change in control benefit will only be payable in the following scenarios: (1) the executive is terminated without cause within 24 months following a change in control; or (2) the executive terminates employment for good reason within 24 months following a change in control.

(3)
Severance under a change in control situation is computed for the NEO by the following formula for Messrs. Watt, Chewens, Brenner, and Stagliano and Ms. Halliday: 2.99 multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus earned for the three previous calendar years. The payment is made in three equal annual installments, with the first installment to be made within thirty days of the NEO’s termination and the remaining two installments made on the first business day of January of each of the next two calendar years.

(4)
As of 12/31/2017, Mr. Watt is entitled to the greater of one-half of his base salary ($325,000) or the unpaid portion of his base salary for the unexpired Term of Employment ($650,000), equal to $650,000, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(5)
Mr. Watt is entitled to a benefit under the severance formula, as referenced in footnote (3) above, which is $2,557,447, based on 2017 amounts of $650,000 for salary and $205,333 for average bonus earned in the three previous calendar years. This total is paid in three installments of $852,482. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $2,484,555 shown in the table.

(6)
The SERP amounts previously accrued as expenses of the Company that would not impact earnings when paid were $110,511 and $1,104,510, for Messrs. Watt and Chewens, respectively. Under his change in control agreement as in effect on December 31, 2017 Mr. Chewens is entitled to receive the supplemental benefit feature under his SERP. This benefit would normally not become vested until at least age 60 for Mr. Chewens but will become immediately and fully vested following a change in control of the Company. Mr. Chewens’ agreement was amended on March 10, 2015 to freeze the supplemental benefit feature under his SERP to be equal to the value of the Projected Benefit Obligation associated with that piece of the SERP at December 31, 2014, as computed under Accounting Standards Codification 715-30. This frozen amount, equal to $83,344 for Mr. Chewens, will not increase in future years and will be payable in five equal annual installments to the NEO at retirement. The amendment has been reflected in the amounts shown in the table. This supplemental benefit is assumed to be paid in five equal installments at age 62, per the March 10, 2015 amendment, for Mr. Chewens. The supplemental benefit feature does not apply to Mr. Watt’s SERP.

(7)	Represents portion of split-dollar life insurance proceeds payable to Mr. Watt’s beneficiary upon his death.

(8)
Represents the actuarial net present value as of December 31, 2017, of the payments Messrs. Watt, Chewens, Brenner and Stagliano and Ms. Halliday are entitled to under their Executive Long Term Disability plans as well as Mr. Chewens’ benefits under his supplemental disability policy. In addition to utilizing the RP2014 Male and Female Disability Mortality Tables adjusted to 2006, with projected mortality improvements using Scale MP2017 on a generational basis, the following assumptions were used to calculate the present value: (i) payments would be made until age 65; (ii) discount rate of 4.21%; and (iii) annual cost of living adjustment of 0% (3% for Mr. Chewens’ supplemental disability policy).

(9)
Under the change in control provisions in the employment agreements Messrs. Watt and Chewens are entitled to continuation of all non-cash employee benefit plans, programs or arrangements, for three years (two years for Messrs. Brenner and Stagliano and Ms. Halliday) following their termination following a change in control of the Company, unless a longer or shorter period is dictated by the terms of the plan or by law. The figure in this row represents the present value of continued medical insurance coverage for 36 months (24 months for Messrs. Brenner and Stagliano and Ms. Halliday) all at the cost of the Company (generally, 18 months maximum under COBRA, plus the balance of 18 months of medical coverage under a conversion policy—using assumptions mandated by GAAP; 18 months dental and vision coverage under the Company’s self-insured plans; plus continued premium payment on portable life insurance policies).

(10)
The change in control provisions in the employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net-after tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. However, in such circumstances, neither the Company nor NBT Bank will be permitted to claim a federal income tax deduction for the portion of the change in control benefit that constitutes an “excess parachute payment.” The amounts shown for Messrs. Watt and Brenner do not reflect any benefit cutbacks, as they are better off on a net after-tax basis by more than $50,000 if paid the full amount. The amount shown for Messrs. Chewens, Staglino and Ms. Halliday reflects a benefit cutback in their severance payment, as they is not better off on a net after-tax basis by more than $50,000 if paid the full amount owed. After reflection of the benefit cutback, an excise tax would not apply to the change in control benefits for Messrs. Chewens, Stagliano and Ms. Halliday and all amounts payable would therefore not be rendered nondeductible for purposes of federal income taxes as an excess parachute payment.

(11)
For termination other than death or disability, the deferred compensation payments for Messrs. Watt, Chewens, Brenner and Stagliano and Ms. Halliday, are payable in a lump sum or annual installments, based on their election, following separation of service. The amounts shown in the table have been previously accrued as expenses of the Company. These amounts were discounted for six months using 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%, to reflect the mandatory six-month waiting period pursuant to Internal Revenue Code Section 409A.

(12)
As of 12/31/2017, Mr. Chewens is entitled to three years of salary continuation, at $473,800 per year, discounted for six months using 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(13)
Mr. Chewens is entitled to a benefit under the severance formula, as referenced in footnote (3) above, which is $1,979,384, based on 2017 amounts of $473,800 for salary and $188,201 for average bonus earned in the three previous calendar years. This total is paid in three installments of $659,795. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $1,922,970 shown in the table.

(14)
As of 12/31/2017, Mr. Brenner is entitled to the greater of one-half of his base salary ($187,975) or the unpaid portion of his base salary for the unexpired Term of Employment ($375,950), equal to $375,950, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(15)
Mr. Brenner is entitled to a benefit under the severance formula, as referenced in footnote (3) above, which is $1,558,154, based on 2017 amounts of $375,950 for salary and $145,172 for average bonus earned in the three previous calendar years. This total is paid in three installments of $519,385. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $1,513,745 shown in the table.

(16)
As of 12/31/2017, Ms. Halliday is entitled to the greater of one-half of her base salary ($162,500) or the unpaid portion of her base salary for the unexpired Term of Employment ($325,000), equal to $325,000, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(17)
Ms. Halliday is entitled to a benefit under the severance formula, as referenced in footnote (3) above, which is $1,383,772, based on 2017 amounts of $325,000 for salary and $137,800 for average bonus earned in the previous calendar year because Ms. Halliday did not receive a bonus in 2015 or 2016. This total is paid in three installments of $461,257. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $1,344,332 shown in the table.

(18)
As of 12/31/2017, Mr. Stagliano is entitled to the greater of one-half his base salary ($177,418) or the unpaid portion of his base salary for the unexpired Term of Employment ($354,835), equal to $354,835, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(19)
Mr. Stagliano is entitled to a benefit under the severance formula, as referenced in footnote (3) above, which is $1,440,674, based on 2017 amounts of $354,835 for salary and $126,996 for average bonus earned in the previous three calendar years. This total is paid in three installments of $480,225. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2017, equal to 2.52%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $1,399,614 shown in the table.

Agreements with Executive Officers

Employment Agreements

The Company maintains employment agreements with each of Messrs. Watt, Chewens, Brenner, Stagliano and Ms. Halliday. Each of these agreements provide for base salary, subject to annual increases, a performance bonus opportunity, the ability to participate in stock benefit plans, employee benefit plans, and other fringe benefits applicable to executive personnel, including, without limitation, use of a Company car and reimbursement of certain country club dues. All NEOs are also eligible to receive an annual contribution to their deferred compensation account in an amount determined by the Board in its sole discretion.

The Employment Agreements will terminate upon the earlier occurrence of the executive’s death, “disability,” discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the Employment Agreement), January 1, 2019 for each of Messrs. Watt, Brenner, Stagliano, and Ms. Halliday and January 1, 2020 for Mr. Chewens. On December 31, 2018 and each December 31 thereafter, the term of the Employment Agreements for each of Messrs. Watt, Brenner, Stagliano, and Ms. Halliday will automatically extend for one additional year unless either the Company or the executive provides timely, prior notice of non-renewal.

Upon termination of their respective agreements, the executives are each entitled to receive accrued and unpaid salary, accrued rights under NBT’s employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued annual vacation. If the executive’s employment is terminated by the Company other than for “cause” (as defined in the agreements), or by the executive for “good reason” (as defined in the agreements) each unrelated to a change in control, then, upon execution of a separation agreement and release, each of Messrs. Watt, Brenner, Stagliano, and Ms. Halliday will be entitled to receive a lump sum payment equal to the greater of (i) the base salary that would have been paid during the remaining unexpired term or (ii) six months’ base salary while Mr. Chewens would be entitled to a lump sum payment equal to three times base salary.

Each executive has also agreed that for two years after the termination of employment, he or she will not directly or indirectly compete with the Company or NBT Bank. Under the agreements, during the term of their employment, the executives may not disclose confidential information about the Company or its subsidiaries to any other person or entity. Each executive has also agreed that for a period of two years following the Termination Date (as defined in agreements), he or she shall not become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, where such position entails providing services to such company in any city, town or county where the Company or NBT Bank or their affiliates has an office, where the executive’s position or service for such company is competitive with or similar to the executive’s position or service with the Company or NBT Bank. The agreements also require that, if the Company prepares an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with regard to any financial reporting under the securities laws, and the executive is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, and he or she knowingly engaged in misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, the executive shall reimburse the Company for the amount of any payment earned or accrued during the 12-month period following the first public issuance or filing with the SEC of the financial document that contained such material noncompliance. In addition, if the Company is required to prepare an accounting restatement, the executive will forfeit any payments made based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved (the “Clawback Clause”).

Change in Control Provisions and Benefits

The Company’s employment agreements with each of Messrs. Watt, Chewens, Brenner, Stagliano, and Ms. Halliday also provide for severance rights related to a change in control. The conditions for payment upon a change in control require both a change in control event and the executive’s termination “without cause” or for “good reason” (i.e. double trigger). The change in control provisions in the agreements provide in general that, if within 24 months from the date of a change in control of the Company or NBT Bank, as defined in the agreements, or employment is terminated without cause or by the executive with good reason, then each executive will be entitled to receive 2.99 multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus paid in the three prior calendar years. The agreements also include a Clawback Clause in substantially the same form as described above in connection with the employment agreements. The agreements do not provide for the right to receive a gross-up payment to compensate for the imposition of any excise taxes under Section 4999 of the Internal Revenue Code. Furthermore, the employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. Furthermore, while the agreements allow for any executive’s benefit under any SERP to be fully vested, no additional service credits or increased compensation formulas are utilized for purposes of calculating their severance amount.

The agreements provide that in the event the executive becomes entitled to severance payments under the change in control agreement, and if at that time the executive is a key employee with the Company for purposes of Section 409A of the Internal Revenue Code, then the Company will defer commencement of the executive’s severance payments until six months after their employment with the Company ends.

Generally, these agreements provide that a change in control of the Company shall be deemed to have occurred if: (i) a person or entity acquires beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or (iv) the shareholders of the Company approve the Company’s liquidation or dissolution.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are: John C. Mitchell (Chair), Patricia T. Civil, Timothy E. Delaney, V. Daniel Robinson II, Matthew J. Salanger and Lowell A. Seifter. There are no interlocking relationships involving Compensation and Benefits Committee members or NEOs of the Company that require disclosure in this Proxy Statement under the Exchange Act or the rules promulgated by the SEC thereunder.

NBT Bank has made loans to members of the Compensation and Benefits Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.

Certain Relationships and Related Party Transactions

NBT Bank has made loans to directors and executive officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.

During the period from January 1, 2017 through December 31, 2017, NBT Insurance Agency, LLC received $1,081,800 in commissions from Preferred Mutual Insurance Company, of which Director Robert A. Wadsworth was chairman of the board of directors and $1,801,700 in commissions from New York Central Mutual Fire Insurance Company, of which Director V. Daniel Robinson II was the President and Chief Executive Officer and board member.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to its Charter, the Audit and Risk Management Committee is responsible for reviewing potential conflict of interest situations. Pursuant to the Company’s Code of Business Conduct and Ethics, any transactions between the Company and a director, employee, or an immediate family member must adhere to the requirements set forth in Regulation O promulgated by the Board of Governors of the Federal Reserve System. The Company’s Loan Policy Manual covers Regulation O and states that no extension of credit or commitment to extend credit may be made to an insider unless it is made on substantially the same terms and conditions, including interest rates and collateral, as other comparable loans made to persons not affected by the policy and who are not employed by NBT Bank, and further, the loan may not involve more than normal risk of repayment. The policy also requires that loans made to insiders of more than $500,000 be pre-approved by the Board of Directors. A summary report of all insider loans outstanding and committed is also presented to the Board of Directors on a regular basis.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation and Benefits Committee
of
NBT Bancorp Inc.

John C. Mitchell (Chair)
Patricia T. Civil
Timothy E. Delaney
V. Daniel Robinson, II
Matthew J. Salanger
Lowell A. Seifter

CEO Pay Ratio

As a result of the recently adopted rules under the Dodd-Frank Act, beginning with our 2018 proxy statement, the SEC requires disclosure of compensation for the chief executive officer “CEO” as a ratio to the median employee’s pay.

The Company identified the median employee using base salary, bonus and any long term incentive stock awards granted in 2017. With the exception of the CEO, all employees of the Company and its subsidiaries who were employed as of December 31, 2017 were included (including subsidiary employees). Base salaries were annualized for employees who were not employed for the full year. After identifying the median employee, the Company calculated annual total compensation for such employees applying the same methodology used in the calculation of the Summary Compensation for our CEO and named executive officers.

Mr. Watt’s 2017 annual total compensation was $1,734,079 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2017 was $43,049. As a result, we estimate that Mr. Watt’s 2017 annual total compensation was approximately 40 times that of our median employee.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Audit and Risk Management Committee Report

 Our Audit and Risk Management Committee is comprised of seven directors who are not officers or employees of NBT. Each of the members of the Audit and Risk Management Committee is an independent director as defined by the SEC rules and Rule 5605 of the NASDAQ Stock Market. The Audit and Risk Management Committee held five meetings during 2017. The meetings were designed to facilitate and encourage private communication between the Audit and Risk Management Committee, the Chief Risk Officer, the director of internal audit and our independent registered public accounting firm, KPMG LLP.

Our Audit and Risk Management Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2017, is responsible for expressing opinions on these financial statements and on the Company’s internal control over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the adequacy of the Company’s accounting, financial, and compliance controls, oversees major policies with respect to risk assessment and management, and selects the Company’s independent registered public accounting firm.

The Audit and Risk Management Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the year ended December 31, 2017. Among the procedures performed, the Audit and Risk Management Committee has:

•	Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2017 with NBT management and KPMG LLP, our independent registered public accounting firm;
•	Discussed with KPMG LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and
•	Received the written disclosures and the letter from KPMG LLP required by relevant professional and regulatory standards and discussed with KPMG LLP its independence.

The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of KPMG LLP as the Company’s independent registered public accounting firm.

On the basis of its review as specified in the charter and discussions referred to in this section of the Proxy Statement, the Audit and Risk Management Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit and Risk Management Committee
of
NBT Bancorp Inc.

Patricia T. Civil, CPA (Chair)
Timothy E. Delaney
James H. Douglas
Andrew S. Kowalczyk, III
Matthew J. Salanger
Lowell A. Seifter
Robert A. Wadsworth

PROPOSAL 2	NON-BINDING ADVISORY VOTE REGARDING COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company is providing its shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosure contained on pages 16 to 43 of this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, guidelines and programs provide a strong link between each NEO’s compensation and the Company’s short and long-term performance. The primary objectives of the Company’s executive compensation program are to attract and retain talented senior executives and to motivate senior executives by rewarding them for outstanding corporate and individual performance.

The Company is asking its shareholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of NBT Bancorp Inc. approve, on an advisory basis, the compensation of the NEOs, as described in the Compensation Discussion and Analysis, the summary compensation tables and the other related tables and narrative disclosure contained on pages 16 to 43 of the Company’s Proxy Statement for its 2018 annual meeting of shareholders.”

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve this Proposal 2. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the approval of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosure contained on pages 16 to 43 of this Proxy Statement.

PROPOSAL 3	APPROVAL OF THE NBT BANCORP INC. 2018 OMNIBUS INCENTIVE PLAN

On January 22, 2018, the Board of Directors approved, subject to approval from our shareholders at the Annual Meeting, the 2018 Omnibus Incentive Plan. The 2018 Omnibus Incentive Plan, if approved, will replace the 2008 Omnibus Incentive Plan (the “2008 Plan”), which automatically expires pursuant to its terms on April 14, 2018 except as to equity awards outstanding under the 2008 Plan. The 2018 Omnibus Incentive Plan, like the 2008 Plan, provides for the grant of equity awards to officers, employees, consultants, advisors and directors of the Company and our affiliates selected from time to time by our Compensation and Benefits Committee. No awards will be made under the 2018 Omnibus Incentive Plan until stockholders approve this proposal. Upon approval of this proposal, any shares remaining available for grant under the 2008 Plan will no longer be available for grant, except to the extent subject to outstanding equity awards.

On the Record Date, the number of shares of Common Stock reserved for issuance under the 2018 Omnibus Incentive Plan was equal to the sum of one million two hundred fifty thousand (1,250,000) shares of Common Stock plus any shares of Common Stock which become available for grant due to forfeitures of outstanding options or other awards under the 2008 Plan; and the NBT Bancorp Inc. 1993 Stock Option Plan (the “1993 Plan”) (collectively, the “Prior Plans”) to the extent that such shares would again be available for issuance under the terms of the applicable Prior Plan.

Shareholders are being asked to approve the 2018 Omnibus Incentive Plan, including the issuance of shares of our Common Stock to eligible participants in accordance with the 2018 Omnibus Incentive Plan, in order to assist the Company in accomplishing the purpose set forth below. In the judgment of the Board of Directors, an initial or increased grant under the 2018 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2018 Omnibus Incentive Plan participants with those of our shareholders.

Description of the Plan

A description of the provisions of the 2018 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2018 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose of the Plan. The purpose of the 2018 Omnibus Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

Administration. The 2018 Omnibus Incentive Plan is administered by the Compensation and Benefits Committee of the Board of Directors. Subject to the terms of the plan, the Compensation and Benefits Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation and Benefits Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan and Share Limits. The Common Stock issued or to be issued under the 2018 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. Shares of Common Stock covered by awards under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares pursuant to the award will be available under the 2018 Omnibus Incentive Plan to the extent such shares would again be available for issuance under the applicable Prior Plan. If any shares covered by an award under the 2018 Omnibus Incentive Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2018 Omnibus Incentive Plan. Awards other than options and stock appreciation rights will reduce the shares available for grant under the plan by 1.5 shares for each share subject to such an award. However, the number of shares of Common Stock available for issuance under the 2018 Omnibus Incentive Plan will not be increased by the number of shares of common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award payment in connection with the Company’s tax withholding obligations, (iii) purchased by the Company with proceeds from option exercises, or (iv) not issued upon the net settlement or net exercise of a stock-settled stock appreciation right.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the 2018 Omnibus Incentive Plan to any person (other than a non-employee director) is three hundred twelve thousand five hundred (312,500) per year. The maximum number of shares of Common Stock that can be awarded under the 2018 Omnibus Incentive Plan to any person (other than a non-employee director), other than pursuant to an option or stock appreciation rights, is three hundred twelve thousand five hundred (312,500) per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $3,000,000. The maximum total compensation that may be paid or granted in any calendar year to a non-employee director is $500,000.

Eligibility. Awards may be made under the 2018 Omnibus Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of the Company or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The 2018 Omnibus Incentive Plan shall terminate in any event on the day before the tenth anniversary of its Effective Date, May 22, 2018. Amendments to the 2018 Omnibus Incentive Plan will be submitted for shareholder approval to the extent required by the Board, the Internal Revenue Code, other applicable laws, or by applicable stock exchange listing requirements. Our shareholders also must approve any amendment that changes the no re-pricing, option pricing, and stock appreciation right pricing provisions of the 2018 Omnibus Incentive Plan.

Awards. The Compensation and Benefits Committee may award:

•	Restricted stock, which are shares of Common Stock subject to restrictions;
•	Options to purchase shares of Common Stock;
•	Stock units, which are Common Stock units subject to restrictions;
•	Dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock;
•
Stock appreciation rights, which are a right to receive a number of shares or, at the discretion of the Compensation and Benefits Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation and Benefits Committee;

•
Performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation and Benefits Committee. The Compensation and Benefits Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation and Benefits Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation and Benefits Committee may modify, amend or adjust the terms of each award and performance goal;

•	Cash; and
•
Other stock-based awards, which are any rights not previously described in the plan and is an award denominated or payable in, value in whole or in part by reference to, otherwise based on or related to shares.

Options. The 2018 Omnibus Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the grant date or other determination date. In the case of 10% shareholders, if applicable, who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation and Benefits Committee and generally may not exceed 10 years from the date of grant. However, if the option would expire during a period in which the optionee is (i) subject to a lock-up agreement restricting the optionee’s ability to sell stock in the open market or (ii) restricted from selling stock in the open market because the optionee is not then eligible to sell under the Company’s insider trading or similar plan as then in effect, the option’s expiration will be delayed until 2½ months after the date such restriction ends. The Compensation and Benefits Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation and Benefits Committee. In general, an optionee may pay the exercise price of an option by cash, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the 2018 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock Appreciation Rights. The 2018 Omnibus Incentive Plan permits the granting of stock appreciation rights that provide the grantee with the right to receive, upon exercise of the stock appreciation right, an amount equal to the excess of the fair market value of our Common Stock on the date of exercise over the stock appreciation right’s exercise price, which must be equal to or greater than 100% of the fair market value of our Common Stock on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed ten years from the date of grant. Awards of stock appreciation rights are nontransferable, except for transfers by will or the laws of descent and distribution.

Restricted Stock and Restricted Stock Units. The 2018 Omnibus Incentive Plan also authorizes the Compensation Committee to grant restricted stock and restricted stock units. Subject to the provisions of the 2018 Omnibus Incentive Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of Common Stock subject to the award. Restricted stock and restricted stock units may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and restricted stock units. An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions. During the period, if any, when shares of restricted stock and restricted stock units are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or restricted stock units.

A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, except that cash dividends declared or paid on shares of restricted stock will not vest or become payable unless the underlying shares of restricted stock to which the dividends apply vest. Grantees of restricted stock units will have no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on restricted stock or in dividend equivalent rights paid on restricted stock units unless the underlying awards vest.

Dividend Equivalent Rights. The 2018 Omnibus Incentive Plan authorizes our Compensation Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of Common Stock underlying the right. The Compensation Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2018 Omnibus Incentive Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or stock appreciation right. Dividend equivalent rights may be settled in cash, shares of Class A Common Stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Compensation Committee. A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award, and a dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except in each case that dividend equivalent rights credited as a component of another award may not vest unless the underlying award vests and settles.

Performance Shares. The 2018 Omnibus Incentive Plan authorizes the Compensation Committee to grant performance-based share awards, ultimately payable in shares of Common Stock or cash, in such amounts and upon such terms as determined by the Compensation Committee. Each performance share will have an initial value equal to the fair market value of a share of Common Stock the date of grant. The Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of performance shares that will be paid out to a grantee. The performance goals generally will be based on one or more of the Performance Measures described below. The Compensation Committee will establish the performance periods for these performance-based awards.

Form of Payments. The exercise price for any option or the purchase price (if any) for restricted stock or vested restricted stock units is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides, any other form permissible by applicable law.

Minimum Vesting. The vesting terms of stock options, stock appreciation rights, restricted stock and restricted stock units that vest solely by the passage of time may not provide for the award to become vested in full or become exercisable in less than two (2) years from date of grant; provided that, up to five percent of the shares reserved for issuance under the 2018 Omnibus Incentive Plan may be granted without being subject to such minimum vesting requirement.

Effect of Certain Corporate Transactions. If the Company experiences a corporate transaction (as defined in the 2018 Omnibus Incentive Plan) in which outstanding awards are assumed, continued or substituted for, the awards will continue in the manner and under the terms so provided, to the extent a provision is made in writing for the assumption and continuation of such awards; provided that, any award so assumed or substituted will become fully vested (and remain exercisable for one year) if the holder of the award is terminated without cause (as defined in the 2018 Omnibus Incentive Plan) within one year following the consummation of such corporate transaction.

If the Company experiences a corporate transaction in which awards are not assumed: (i) immediately before the corporate transaction, all outstanding restricted stock and restricted stock units shall be deemed to have vested, and all shares of Common Stock and/or cash subject to such awards will be delivered, and (ii) at the Compensation Committee’s discretion, either (a) all options and stock appreciation rights, restricted stock and restricted stock units will be terminated and cashed out or redeemed for securities of equivalent value, and/or (b) all options and stock appreciation rights will become exercisable for a period before the corporate transaction. Performance-based awards will vest (i) if less than half of the performance period has lapsed, at target or (ii) if half or more of the performance period has lapsed, at actual if determinable or at target if actual is not determinable.

Adjustments for Stock Dividends and Similar Events. The Compensation and Benefits Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2018 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Performance Measures. Under the 2018 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), may be used by the Compensation and Benefits Committee in establishing performance goals:

•	Net earnings or net income;
•	Operating earnings;
•	Pretax earnings;
•	Earnings per share;
•	Share price, including growth measures and total stockholder return;
•	Earnings before interest and taxes;
•	Earnings before interest, taxes, depreciation and/or amortization;
•	Sales or revenue growth, whether in general, by type of product or service, or by type of customer;
•	Gross or operating margins;
•	Return measures, including return on assets, capital, investment, equity, sales or revenue;
•	Cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
•	Productivity ratios;
•	Expense targets;
•	Market share;
•	Financial ratios;
•	Working capital targets;
•	Completion of acquisitions of business or companies;

•	Completion of divestitures and asset sales; and
•	Any one or a combination of any of the foregoing business criteria.

Plan Benefits. There is currently only one participant in the 2018 Omnibus Incentive Plan consisting of a stock award to a new hire which is contingent upon the approval of the 2018 Omnibus Incentive Plan and reflected in the table below. Otherwise, participation and the types of awards under the 2018 Omnibus Incentive Plan are subject to the discretion of the Compensation and Benefits Committee. The benefits or amounts that will be received by any participant or groups of participants if the 2018 Omnibus Incentive Plan is approved are not currently determinable other than is reflected below:

2018 Omnibus Incentive Plan
Name	Dollar Value ($)(1)	Number of Units (#)
John H. Watt Jr.	-	-
Michael J. Chewens	-	-
Timothy L. Brenner	-	-
Joseph R. Stagliano	-	-
Sarah A. Halliday	-	-
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	54,513	1,750

(1)
Amounts in this column represent the grant date fair value of the restricted stock awards as of the date of acceptance of employment (March 3, 2018) using assumptions used to calculate the fair value of this award being materially consistent with those used to calculate the 2017 stock expense, which are set forth in footnote 14 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2017. The actual grant date fair value will be based on the employee’s start date, which is expected to be April 17, 2018.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

 A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable and subject to withholding taxes in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be taxable and subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2018 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in Common Stock under the 2018 Omnibus Incentive Plan. Upon exercising a stock appreciation right that is settled in Common Stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company does not currently intend to grant cash-settled stock appreciation rights. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. Any payment upon the achievement of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Disclosure with Respect to the Company’s Equity Compensation Plans

The Company maintains the Prior Plans pursuant to which it may grant equity awards to eligible persons. The Prior Plans are described more fully below. If the 2018 Omnibus Incentive Plan is approved by shareholders, no further grants of equity awards will be made under the Prior Plans.

The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee under the Prior Plans. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the grantee recognizes ordinary income.

The following table gives information about equity awards under the Prior Plans as of December 31, 2017. The table does not include information about the proposed 2018 Omnibus Incentive Plan:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	112,030	$22.88	423,773
Equity compensation plans not approved by security holders (2)	--	--	--
Total	112,030	$22.88	423,773
(1) Consists of the 2008 Omnibus Incentive Plan the 1993 Plan.
(2) Not Applicable.

Summary Description of the Company’s Equity Compensation Plans

The 2008 Omnibus Incentive Plan. The Company’s stockholders approved the 2008 Omnibus Incentive Plan on April 15, 2008. Under the terms of the 2008 Plan, options and other equity-based awards may be granted to employees, officers or directors of the Company or an affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an affiliate to increase their direct proprietary interest in the operations and success of the Company. The 2008 Omnibus Incentive Plan reserves for issuance up to 3,250,000 shares of the Company’s common stock with respect to which awards may be granted under the plan, plus the number of shares of stock related awards outstanding under prior plans as of the effective date. The 2008 Plan provides for grants of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and performance shares.

The 1993 Plan. The Company’s stockholders approved the 1993 Plan on April 24, 1993. The plan is for the benefit of executives and other key Company employees. Shareholders previously approved 4,275,353 shares for issuance under the plan upon exercise of options. The plan, administered by the Compensation and Benefits Committee, provides for awards of non-tax qualified options to key management employees, who are defined in the plan to include employees who are responsible for the Company’s and its subsidiaries’ policies and operations, including the CEO, other executive officers, and other employees. In determining the individuals to whom awards are to be granted and the number of such awards, the Committee considers the individual’s present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. Options are awarded with an exercise price equal to the fair market value on the National Market System of NASDAQ on the date of the grant. The plan defines “fair market value” to mean the average between the highest and lowest quoted selling prices of the common stock on the date of grant and the five trading days preceding the grant. Options granted by the Committee vest at a rate of 40% after one year, and in 20% increments over the next three years. The plan provides for acceleration of options in the event of a change in control of the Company, as defined in the plan. Under the plan, the Committee may award to option holders a replacement, or reload option, for each share of common stock purchased upon the exercise of a previously granted option. The reload options are exercisable within two years of the date of grant. Options are forfeited if the holder does not exercise them within ten years of the grant date or within an applicable period following termination of employment.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the 2018 Omnibus Incentive Plan. Proxies solicited by this Proxy Statement will be voted “FOR” the proposal above unless a vote against the proposal or an abstention is specifically indicated.

PROPOSAL 4	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Independent Registered Public Accounting Firm

Our Audit and Risk Management Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. KPMG LLP has served as our independent registered public accounting firm since 1987. We expect representatives of KPMG LLP to be present at our annual meeting. Those representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Although shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit and Risk Management Committee will reconsider the selection.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2017 and 2016, and fees billed for other services provided by KPMG LLP. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit and Risk Management Committee is required.

	2017	2016
Audit Fees (1)	$984,000	$892,500
Audit Related Fees (2)	61,000	55,300
Tax Fees (3)	-	3,000
Other Fees (4)	228,161	11,455
Total Fees	$1,273,161	$962,255

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NBT’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NBT’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees for employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for review of tax returns, examination assistance and other tax compliance work.

(4)	Other Fees consist of fees for risk advisory services provided.

Audit and Risk Management Committee Review

Our Audit and Risk Management Committee concluded that KPMG LLP’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG LLP’s independence.

Audit and Risk Management Committee Pre-Approval Requirements

The Audit and Risk Management Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by KPMG LLP. Annually, the Audit and Risk Management Committee will consider and approve the provision of audit and non-audit services by KPMG LLP that are not prohibited by law. In addition, the Audit and Risk Management Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit and Risk Management Committee’s annual pre-approval. All audit and non-audit services performed by KPMG LLP during fiscal 2017 were pre-approved pursuant to the procedures outlined above, and none of the engagements pre-approved by the Committee during 2017 made use of the de minimis exception to pre-approval contained in the applicable rules of the SEC.

 OTHER MATTERS

Shareholder Proposals for the 2019 Annual Meeting

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2019 annual meeting of shareholders must be received by the Company by December 7, 2018. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy. SEC rules set forth standards as to what shareholder proposals corporations must include in a proxy statement for an annual meeting.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

The Company’s Bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2019 annual meeting. Written notice of such shareholder proposal for the next annual meeting of our shareholders must be received by our President at our principal executive offices not later than January 22, 2019 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matter. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Important Notice Regarding Delivery of Shareholder Documents

Only one copy of this Proxy Statement and the Company’s 2017 Annual Report may be sent to an address shared by more than one shareholder. This practice, known as “householding,” is designed to reduce the Company’s printing and mailing costs. If any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2017 Annual Report, he or she may contact the Company’s Shareholder Relations Department at NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, or by telephone at (800) 628-2265, option 7. Any such shareholder may also contact the Shareholder Relations Department using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of Proxy Statements and Annual Reports, you may request householding in the future by contacting the Shareholder Relations Department using the above contact information.

Other Matters

As of the date of this Proxy Statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this Proxy Statement. If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to those matters. The persons named as proxies intend to vote in accordance with the determination of the majority vote of our Board.

Appendix A

NBT BANCORP INC.

2018 OMNIBUS INCENTIVE PLAN

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NBT BANCORP INC.

2018 OMNIBUS INCENTIVE PLAN

NBT Bancorp Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2018 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and cash awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to non-employee directors and any consultants or adviser providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1          “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2          “Annual Incentive Award” means a Performance Award which has a Performance Period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3          “Award” means a grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Unrestricted Stock, Dividend Equivalent Rights, Performance Share or cash award under the Plan.

2.4          “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5          “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6          “Board” means the Board of Directors of the Company.

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2.7          “Cause” means the Grantee’s: (1) personal dishonesty, incompetence (which shall be measured against standards generally prevailing in the financial institutions industry), willful or gross misconduct with respect to the business and affairs of the Company or NBT Bank, National Association (“NBT Bank”), or with respect to any of their affiliates for which Grantee is assigned material responsibilities or duties; (2) willful neglect, failure, or refusal to carry out Grantee’s duties in a reasonable manner after a written demand for substantial performance is delivered to Grantee that specifically identifies the manner in which the Company believes that Grantee has not substantially performed Grantee’s duties and Grantee has not resumed such substantial performance within 21 days of receiving such demand; (3) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or the conviction of a felony, whether or not committed in the course of Grantee’s employment with the Company; (4) being a specific subject of a final cease and desist order form, written agreement with, or other order or supervisory direction from, any federal or state regulatory authority; (5) conduct tending to bring the Company, NBT Bank or any of their affiliates into public disgrace or disrepute; or (6) breach of any representation or warranty under Grantee’s employment agreement.

2.8          “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9          “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2.

2.10        “Company” means NBT Bancorp Inc.

2.11        “Corporate Transaction” means:

(i)             Any Person hereafter becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company’s voting securities; or

(ii)            During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(iii)           There shall be consummated (a) any transaction which results in any Person owning 50% or more of the combined voting power of the Company’s voting securities (including without limitation a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or

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(iv)          Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

2.12        “Disability” means a disability by reason of any medically determinable physical or mental impairment that can be expected to result in death or expected to last for a continuous period of not less than twelve (12) months that (a) renders the Grantee unable to engage in any substantial gainful activity or (b) qualifies the Grantee for benefits payable under the Company’s long-term disability plan under which the Grantee is covered.

2.13        “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.14        “Effective Date” means May 22, 2018.

2.15        “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16        “Fair Market Value” means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market on the Grant Date or such other determination date or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.17        “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.18        “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.19        “Grantee” means a person who receives or holds an Award under the Plan.

2.20        “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

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2.21        “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

2.22        “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23        “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24        “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25        “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26        “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.27        “Performance Measures” means measures as described in Section 14 on which the performance goals related to Performance Awards are based.

2.28        “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.29        “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.30        “Person” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act.

2.31        “Plan” means this NBT Bancorp Inc. 2018 Omnibus Incentive Plan and all Awards previously granted by the Company.

2.32        “Prior Plans” means the NBT Bancorp Inc. 2008 Omnibus Incentive Plan; and the NBT Bancorp Inc. 1993 Stock Option Plan.

2.33        “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.34        “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.35        “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

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2.36        “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.37        “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.38        “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.  If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.39        “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.40        “Stock” means the common stock, par value $.01 per share, of the Company.

2.41        “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.42        “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.43        “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.44        “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.45        “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.46        “2008 Plan” means the NBT Bancorp Inc. 2008 Omnibus Incentive Plan.

2.47        “Unrestricted Stock” means an award pursuant to Section 11 hereof.

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3.	ADMINISTRATION OF THE PLAN

3.1          Committee.

3.1.1          Powers and Authorities

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and with applicable law, or otherwise provided in any charter of the Committee.  Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement.  All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and applicable law.  Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2          Composition of the Committee. The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan.  Each member of the Committee shall be (a) a Non-Employee Director and (b) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee.  Without limiting the generality of the foregoing, the Committee may be the Compensation and Benefits Committee of the Board or a subcommittee thereof if the Compensation and Benefits Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3          Other Committees. The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Non-Employee Directors, which (a) may administer the Plan with respect to Grantees who are not officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance Awards intending to constitute Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

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3.1.4          Delegation by the Committee

To the extent permitted by applicable law, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the President and Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) named executive officers or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement.  Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company.  At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee.  Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer

3.2          Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and applicable law.

3.3          Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)            designate Grantees,

(ii)           determine the type or types of Awards to be made to a Grantee,

(iii)          determine the number of shares of Stock to be subject to an Award or to which an Award relates,

(iv)          establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options); provided that notwithstanding the foregoing, dividends declared or paid on Awards shall not vest or become payable unless and until the shares underlying the Awards to which the dividends apply become vested and nonforfeitable,

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(v)           prescribe the form of each Award Agreement evidencing an Award, and (vi)  subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.3.1          Forfeiture; Recoupment.

(a)           The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement.  If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b)           Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (a) to the extent set forth in this Plan or an Award Agreement or (b) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, or (2) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

3.4           No Repricing Without Stockholder Approval.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend  the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price, as applicable, (b) cancel or assume  outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Exercise Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the stockholders of the Company or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Notwithstanding the foregoing, the Company may not cancel outstanding Options or SARs with an Option Price or SAR Exercise Price, as applicable, above the current Fair Market Value in exchange for cash unless such action is subject to and approved by the stockholders of the Company.

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3.5          Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights, including converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6          No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7          Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration (including transaction advices) or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1          Number of Shares Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be equal to the sum of (i) one million two hundred fifty thousand (1,250,000) shares of Stock, plus (ii) the number of shares of Stock related to Awards outstanding under the Prior Plans as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock, to the extent such shares would again be available for issuance under such Prior Plans (the “Share Limit”).  Stock issued or to be issued under the Plan shall be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.  Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

Table of Contents	Appendix A
4.2          Adjustments in Authorized Shares.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards.  Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3          Share Usage.

(a)           Shares covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b)           Any shares of Stock that are subject to Awards of Options and SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award; provided, the number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.  Any shares of Stock that are subject to Awards other than Options and SARs will be counted against the Share Limit as one and one half (1.5) shares of Stock for every one (1) share of Stock subject to the Award; provided, for Performance Shares, the number of shares of Stock subject to such Award will be at least equal to the target number of shares issuable under the Performance Shares as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares.

(c)           If any shares covered by an Award under the Plan or any award outstanding under the Prior Plans as of the Effective Date are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan; provided that any shares of Stock subject to an award granted under the Prior Plans shall be available for issuance under the Plan in the same amount as such shares were counted against the share limits set forth in the applicable Prior Plan.

(d)           The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iv) purchased by the Company with proceeds from Option exercises.

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5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1          Effective Date and Term.

The Plan shall be effective as of the Effective Date.  Following the Effective Date, no awards will be made under the Prior Plans. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards, including performance-based awards, which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.  The Plan shall terminate on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 17.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan.  Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2          Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s stockholders.  In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would:  (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1          Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2          Successive Awards and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate.  Such additional, tandem, exchange, or Substitute Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate.

Table of Contents	Appendix A
Notwithstanding Sections 8.1 and 9.1, but subject to Section 3.4, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.3          Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Section 17 herein:

(i)   the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is three hundred twelve thousand five hundred (312,500) shares per calendar year;

(ii)  the maximum number of shares that can be awarded under the Plan, pursuant to Awards other than Option or SARs that are Stock-denominated and are either Stock- or cash-settled, to any person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is three hundred twelve thousand five hundred (312,500) shares per calendar year;

(iii) the maximum amount that may be earned as an Annual Incentive Award (whether or not cash-settled) in any calendar year by any person eligible for an Award under Section 6.1 shall be $2 million and the maximum amount that may be earned as a cash-denominated Performance Award (whether or not cash-settled) in respect of a performance period that is longer than one year by any person eligible for an Award under Section 6.1 shall be $3 million; and (iv) the maximum total compensation (including cash payments and the aggregate Grant Date Fair Market Value of shares of Stock that may be granted under the Plan) that may be paid to or granted in a calendar year to a Non-Employee Director of the Company is $500,000; provided, however, that the foregoing limitation shall not apply to the extent that a Non-Employee Director has been or becomes an employee of the Company during the calendar year.

Table of Contents	Appendix A
7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.  In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1          Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2          Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement; provided that, an Option that vests solely by the passage of time shall not vest in full or become exercisable in less than two (2) years from the Grant Date with no Option vesting within the first twelve (12) months from the Grant Date; provided further, up to five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 8.2 or the other provisions of this Plan without being subject to the foregoing restrictions.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3          Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date and provided, further, that if expiration of the Option would occur during a period in which the Grantee is (i) subject to a lock-up agreement restricting the Grantee’s ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because the Grantee is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or the Grantee is otherwise restricted from trading), the expiration of the Option will be delayed until 2½ months after the date such restriction ends.

Table of Contents	Appendix A
8.4          Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following the Grantee’s termination of service.

Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5          Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6          Method of Exercise.

Subject to the terms of Section 12, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to such Option.

8.7          Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock covered thereby are fully paid and issued to him.  Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance of such shares of Stock.

8.8          Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price and all applicable taxes, such Grantee shall be entitled to receive such evidence of his or her ownership of the shares of Stock subject to the Option as shall be consistent with Section 3.7.

Table of Contents	Appendix A
8.9          Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10        Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11        Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12        Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereafter.

Table of Contents	Appendix A
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1          Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date of such SAR.  SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2          Other Terms.

Subject to Sections 9.3 and 17.3, the Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR.  Notwithstanding the foregoing, SARs that vest solely by the passage of time shall not vest in full or become exercisable in less than two (2) years from the Grant Date with no SAR vesting within the first twelve (12) months from the Grant Date; provided, however, up to five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 9.2 or the other provisions of this Plan without being subject to the foregoing restrictions.

9.3          Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4          Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person.  Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

Table of Contents	Appendix A
9.5          Transferability of SARS.

Except as provided in Section 9.6, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR.  Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6          Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member.  For the purpose of this Section 9.6, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1        Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2        Restrictions.

Subject to Sections 17.3 and 18.9, at the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish (a) a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14.  Each award of Restricted Stock or Stock Units may be subject to a different restricted period. Notwithstanding the foregoing, Restricted Stock or Stock Units that vest solely by the passage of time shall not vest in full in less than two (2) years from the Grant Date; provided, however, up to five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Restricted Stock or Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than two (2) years from the Grant Date with no Restricted Stock or Restricted Stock Units vesting within the first twelve (12) months from the Grant Date.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

Table of Contents	Appendix A
10.3        Restricted Stock Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.  Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (i)  the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii)  such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4        Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock.  Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable.  All stock dividend payments or distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5        Rights of Holders of Stock Units.

10.5.1        Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units, or to receive notice of any meeting of the Company’s stockholders).  The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 13.1.

Table of Contents	Appendix A
10.5.2        Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6        Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.  Except in the case of a Grantee’s death or Disability, if the Committee waives restrictions or conditions applicable to Restricted Stock or Stock Units before the first anniversary of the Grant Date, the shares subject to such Restricted Stock or Stock Units shall be deducted from the five percent limitation set forth in Section 10.2.

10.7        Purchase of Restricted Stock.

The Grantee of an Award of Restricted Stock shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock.  The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past Services rendered to the Company or an Affiliate.

10.8        Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to shares of Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a stock certificate evidencing ownership of such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to Restricted Stock or a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

Table of Contents	Appendix A
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORMS OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1        General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2        Surrender of Shares of Stock.

Unless otherwise stated in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3        Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and unless otherwise stated in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and/or any withholding taxes described in Section 18.3.

12.4        Other Forms of Payment.

To the extent the applicable Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price, if any, for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

Table of Contents	Appendix A
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1        Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  The terms and conditions of Dividend Equivalent Rights shall be specified in the related Award Agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may provide (a) that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions different from the terms and conditions of such other award, provided that notwithstanding the foregoing, Dividend Equivalent Rights granted as a component of another Award shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.

13.2        Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any other reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1        Grant of Performance Shares.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2        Value of Performance Shares.

Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares that will be paid out to the Grantee thereof.

14.3        Earning of Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

Table of Contents	Appendix A
14.4        Form and Timing of Payment of Performance Shares.

Payment of earned Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement for such Performance Shares, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award; provided that dividends declared or paid on Performance Shares, if any, shall in no event vest or become payable unless and until the Performance Shares to which the dividends apply become vested and nonforfeitable.

14.5        Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to objective business criteria (“Performance Measures”), including, but not limited to, the following:

(a)  net earnings or net income;

(b)  operating earnings;

(c)  pretax earnings;

(d)  earnings per share;

(e)  share price, including growth measures and total stockholder return;

(f)   earnings before interest and taxes;

(g)  earnings before interest, taxes, depreciation and/or amortization;

(h)  sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i)   gross or operating margins;

(j)   return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)  cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)   productivity ratios;

Table of Contents	Appendix A
(m)  expense targets;

(n)  market share;

(o)  financial ratios;

(p)  working capital targets;

(q)  completion of acquisitions of business or companies;

(r)   completion of divestitures and asset sales; and

(s)  any one or a combination of any of the foregoing business criteria.

Performance under any Performance Measure(s) may (a) be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or (b) be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate.  In addition, the Committee, in its sole discretion, may select Performance Measure (e) above for comparison under one or more stock market indices approved or designated by the Committee. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures to which the Award has been made subject.  For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions); provided that, such Awards shall not be considered Performance Awards under the Plan.

14.6        Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary non-core, non-operating, or nonrecurring items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures activity and related expenses; and (g) foreign exchange gains and losses.

Table of Contents	Appendix A
15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share held by that Grantee and any right to receive any payment or other benefit under this Plan shall be reduced or eliminated (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.  Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion,  to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1        General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares  pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

Table of Contents	Appendix A
16.2        Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1        Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

Table of Contents	Appendix A
17.2        Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share of any outstanding Option or SAR so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities to which a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3        Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)           Immediately prior to the occurrence of such Corporate Transaction, in each case with the exception of Performance Awards, all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and the shares of Stock (and/or cash) subject thereto shall be delivered, and either or both of the following two actions shall be taken:

Table of Contents	Appendix A
(i)             At least fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.  Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and upon consummation of such Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion.  The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

and/or

(ii)            The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

(b)           For Performance Awards, if less than half of the Performance Period has lapsed, such Performance Awards shall be treated as though target performance has been achieved.  If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Corporate Transaction.  For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved.  After application of this Section 17.3(b), if any Awards arise from application of this Section 17.3(b), such Awards shall be settled under the applicable provision of Section 17.3(a).

17.4        Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a)           The Plan and the Options, SARs, Restricted Stock, Stock Units and Dividend Equivalent Rights granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Options, SARs, Restricted Stock, Stock Units, and Dividend Equivalent Rights, or for the substitution for such Options, SARs, Restricted Stock, Stock Units, and Dividend Equivalent Rights of new stock options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalent rights relating to the securities of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights. Performance Awards shall not be assumed pursuant to this Section 17.4, but shall instead be settled in accordance with Section 17.3(b) hereof.

Table of Contents	Appendix A
(b)           In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and the Grantee’s employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5        Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Corporate Transaction.

17.6        No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.          GENERAL PROVISIONS

18.1        Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

Table of Contents	Appendix A
18.2        Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3        Withholding Taxes.

(a)           The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)           The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

Table of Contents	Appendix A
18.4        Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5        Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6        Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7        Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8        Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9        Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A.  Notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A.  No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

NBT Bancorp Inc.  52 South Broad Street  Norwich, NY 13815  VOTE BY INTERNET – www.proxyvote.com  Use the Internet to transmit your  voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on May 21, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE – 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 21, 2018. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   E41396-P03305 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY   NBT BANCORP INC.  The Board of Directors recommends you vote FOR each of the following director nominees:  1. To elect thirteen directors, each for a one-year term (Proposal 1).  For  Against  Abstain Nominees: ! !! 1a. John H. Watt, Jr. ! ! !  1b. Martin A. Dietrich  For Against Abstain  ! ! ! ! ! ! 1c. Patricia T. Civil 1j. Joseph A. Santangelo ! ! ! ! ! ! 1k. Lowell A. Seifter 1d. Timothy E. Delaney ! ! ! ! ! ! 1e. James H. Douglas 1l. Robert A. Wadsworth ! ! ! !!! 1m. Jack H. Webb  1f. Andrew S. Kowalczyk, III !  !  !  1g. John C. Mitchell  For Against  Abstain  The Board of Directors recommends you vote FOR Proposals 2, 3 and 4: ! ! ! ! !!   1h. V. Daniel Robinson, II  2. To approve, on a non-binding, advisory basis, the Company’s executive compensation policies (“Say on Pay”) (Proposal 2). ! ! ! ! ! ! 1i. Matthew J. Salanger  3. To approve the Company’s 2018 Omnibus Incentive Plan (Proposal 3). ! ! ! !  For Address Changes/Comments, mark here and  see reverse for instructions.  4. To ratify the = appointment of KPMG LLP as NBT Bancorp Inc.’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal 4). ! ! Please indicate if you plan to attend this meeting.  NOTE: The proxies are authorized to vote in accordance with the majority vote of NBT Bancorp Inc.’s Board of Directors, upon such other business that may properly come before the meeting.  Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or in other fiduciary capacity, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Form 10-K and Annual Report are available atwww.nbtbancorp.com/bncp/proxy.html E41397-P03305 NBT BANCORP INC. Annual Meeting of Shareholders May 22, 2018 10:00 a.m. This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) F. Sheldon Prentice, with full power of substitution, proxy to represent the undersigned shareholder(s) at the Annual Meeting of Shareholders of NBT Bancorp Inc. (“NBT”) to be held at the DoubleTree by Hilton Hotel, 225 Water Street, Binghamton, New York 13901, on May 22, 2018, at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, with all power which the undersigned shareholder(s) would possess if personally present, and to vote all shares of NBT’s common stock which the undersigned shareholder(s) may be entitled to vote at the meeting upon the following proposals described in the accompanying proxy statement, in accordance with the following instructions and, in accordance with the majority vote of NBT’s Board of Directors, upon any other matters that may properly come before the meeting.This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If no direction is indicated, a properly executed proxy will be voted FOR the election of all director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.Address Changes/Comments: ________________________________________________________________________________ _________________________________________________________________________________________________________
 (If you noted any Address Changes and/or Comments above, please mark corresponding box on reverse side.) Continued, and signature required, on reverse side